                                                                     EXHIBIT 4.3





================================================================================





                      SENIOR SUBORDINATED CREDIT AGREEMENT


                                   dated as of

                                December 20, 2000

                                      among


                            AMERISTAR CASINOS, INC.,
                                  as Borrower,
                     THE SUBSIDIARY GUARANTORS named herein,
                            THE LENDERS named herein


                                       and
                             BANKERS TRUST COMPANY,
                                    as Agent


                                       and


                                  BEAR STEARNS,
                             as Documentation Agent





================================================================================

                                TABLE OF CONTENTS


                                                                                                           Page
                                                                                                           ----

SECTION 1            DEFINITIONS.............................................................................1

           1.1       Certain Defined Terms...................................................................1
           1.2       Accounting Terms.......................................................................36
           1.3       Other Definitional Provisions; Anniversaries...........................................36

SECTION 2            AMOUNT AND TERMS OF LOAN COMMITMENT AND LOANS; NOTES...................................37

           2.1       Bridge Loan and Bridge Note............................................................37
           2.2       Term Loan and Term Note................................................................38
           2.3       Interest on the Loans..................................................................39
           2.4       Fees...................................................................................41
           2.5       Prepayments and Payments...............................................................41
           2.6       Use of Proceeds........................................................................45

SECTION 3            CONDITIONS.............................................................................45

           3.1       Conditions to Bridge Loan..............................................................45
           3.2       Conditions to Term Loan................................................................50

SECTION 4            REPRESENTATIONS AND WARRANTIES.........................................................51

           4.1       Company Status.........................................................................51
           4.2       Company Power and Authority............................................................52
           4.3       No Violation...........................................................................52
           4.4       Governmental Approvals.................................................................52
           4.5       Financial Statements; Financial Condition; Undisclosed Liabilities;
                         Projections; etc...................................................................53
           4.6       Litigation.............................................................................54
           4.7       True and Complete Disclosure...........................................................54
           4.8       Tax Returns and Payments...............................................................54
           4.9       Compliance with ERISA..................................................................55
           4.10      Representations and Warranties in Documents............................................56
           4.11      Properties.............................................................................56
           4.12      Capitalization.........................................................................57
           4.13      Subsidiaries...........................................................................57
           4.14      Compliance with Statutes, etc..........................................................57
           4.15      Investment Company Act.................................................................58
           4.16      Public Utility Holding Company Act.....................................................58
           4.17      Environmental Matters..................................................................58

                                                                                                           Page
                                                                                                           ----
           4.18      Labor Relations........................................................................59
           4.19      Patents, Licenses, Franchises and Formulas.............................................59
           4.20      Indebtedness...........................................................................59
           4.21      Transactions...........................................................................60
           4.22      Insurance..............................................................................60
           4.23      No Default.............................................................................60
           4.24      Compliance with Contracts, etc.........................................................60
           4.25      Use of Proceeds; Margin Stock, etc.....................................................61
           4.26      Survival of Representations and Warranties.............................................61
           4.27      Guarantees.............................................................................61
           4.28      Senior Subordinated Indenture; etc.....................................................62

SECTION 5            AFFIRMATIVE COVENANTS..................................................................62

           5.1       Financial Statements and Other Reports.................................................62
           5.2       Books, Records and Inspections.........................................................65
           5.3       Maintenance of Property; Insurance.....................................................65
           5.4       Corporate Franchises...................................................................66
           5.5       Compliance with Statutes, etc..........................................................66
           5.6       Compliance with Environmental Laws.....................................................66
           5.7       ERISA..................................................................................67
           5.8       Performance of Obligations.............................................................68
           5.9       Payment of Taxes.......................................................................69
           5.10      Ownership of Subsidiaries..............................................................69
           5.11      Take-Out Financing.....................................................................69
           5.12      Exchange of Term Notes.................................................................70
           5.13      Payments in U.S. Dollars...............................................................71
           5.14      Register...............................................................................71

SECTION 6            NEGATIVE COVENANTS.....................................................................71

           6.1       Limitation on Incurrence of Additional Indebtedness....................................71
           6.2       Limitation on Liens....................................................................72
           6.3       Limitation on Restricted Payments......................................................73
           6.4       Prohibition on Incurrence of Senior Subordinated Debt..................................76
           6.5       Merger, Consolidation and Sale of Assets...............................................76
           6.6       Limitation on Dividend and Other Payment Restrictions Affecting Restricted
                         Subsidiaries.......................................................................79
           6.7       Limitations on Transactions with Affiliates............................................81
           6.8       Subsidiary Stock.......................................................................82
           6.9       Conduct of Business....................................................................82
           6.10      Amendments or Waivers of Certain Documents.............................................82
           6.11      Refinancing of the Loans in Part.......................................................82

                                                                                                           Page
                                                                                                           ----
           6.12      Limitation on Asset Sales..............................................................83
           6.13      Additional Subsidiary Guarantees.......................................................84
           6.14      Limitation on Preferred Stock of Restricted Subsidiaries...............................84

SECTION 7            EVENTS OF DEFAULT......................................................................84

           7.1       Failure To Make Payments When Due......................................................85
           7.2       Default in Other Agreements............................................................85
           7.3       Breach of Certain Covenants............................................................85
           7.4       Breach of Warranty.....................................................................85
           7.5       Other Defaults Under Agreement or Loan Documents.......................................85
           7.6       Involuntary Bankruptcy; Appointment of Custodian, etc..................................86
           7.7       Voluntary Bankruptcy; Appointment of Custodian, etc....................................86
           7.8       Judgments and Attachments..............................................................86
           7.9       Guarantee..............................................................................87
           7.10      Foreclosure............................................................................87
           7.11      Gaming Licenses........................................................................87

SECTION 8            SUBORDINATION..........................................................................88

           8.1       Securities Subordinated to Senior Debt.................................................88
           8.2       Suspension of Payment When Senior Debt Is in Default...................................88
           8.3       Loan Obligations Subordinated to Prior Payment of All Senior Debt on
                         Dissolution, Liquidation or Reorganization of Company..............................90
           8.4       Payments May Be Paid Prior to Dissolution..............................................91
           8.5       Lenders To Be Subrogated to Rights of Holders of Senior Debt...........................92
           8.6       Loan Obligations of the Company Unconditional..........................................92
           8.7       Reliance on Judicial Order or Certificate of Liquidating Agent.........................93
           8.8       Subordination Rights Not Impaired by Acts or Omissions of the Company or
                         Holders of Senior Debt.............................................................93
           8.9       Lenders Authorize Agent To Effectuate Subordination of Loan Obligations................94
           8.10      This Section 8 Not To Prevent Events of Default........................................94
           8.11      Amendments or Modifications to Section 8...............................................94

SECTION 9            THE AGENT..............................................................................95

           9.1       Appointment............................................................................95
           9.2       Delegation of Duties...................................................................95
           9.3       Exculpatory Provisions.................................................................95
           9.4       Reliance by Agent......................................................................96
           9.5       Notice of Default......................................................................96
           9.6       Non-Reliance on Agent..................................................................97

                                                                                                           Page
                                                                                                           ----
           9.7       Indemnification........................................................................97
           9.8       Agent in Its Individual Capacity.......................................................98
           9.9       Resignation of the Agent; Successor Agent..............................................98
           9.10      Documentation Agent....................................................................98

SECTION 10           GUARANTEE..............................................................................98

           10.1      Unconditional Guarantee................................................................98
           10.2      Subordination of Guarantee.............................................................99
           10.3      Severability..........................................................................100
           10.4      Release of a Guarantor................................................................100
           10.5      Limitation of Guarantor's Liability...................................................100
           10.6      Guarantors May Consolidate, etc., on Certain Terms....................................101
           10.7      Contribution..........................................................................101
           10.8      Waiver of Subrogation.................................................................102
           10.9      Evidence of Guarantee.................................................................102
           10.10     Waiver of Stay, Extension or Usury Laws...............................................102

SECTION 11           SUBORDINATION OF GUARANTEE OBLIGATIONS................................................103

           11.1      Guarantee Obligations Subordinated to Guarantor Senior Debt...........................103
           11.2      Suspension of Guarantee Obligations When Guarantor Senior Debt Is in Default..........103
           11.3      Guarantee Obligations Subordinated to Prior Payment of All Guarantor Senior
                         Debt on Dissolution, Liquidation or Reorganization of Such Guarantor..............104
           11.4      Payments May Be Paid Prior to Dissolution.............................................106
           11.5      Lenders To Be Subrogated to Rights of Holders of Guarantor Senior Debt................106
           11.6      Guarantee Obligations of the Guarantors Unconditional.................................106
           11.7      Reliance on Judicial Order or Certificate of Liquidating..............................107
           11.8      Subordination Rights Not Impaired by Acts or Omissions of the Guarantors or
                         Holders of Guarantor Senior Debt..................................................107
           11.9      Lenders Authorize Agent To Effectuate Subordination of Guarantee Obligations..........108
           11.10     This Section 11 Not To Prevent Events of Default......................................108
           11.11     Amendments or Modifications to Section 11.............................................108

SECTION 12           MISCELLANEOUS.........................................................................109

           12.1      Representation of the Lenders.........................................................109
           12.2      Participations in and Assignments of Loans and Notes..................................109
           12.3      Expenses..............................................................................111
           12.4      Indemnity.............................................................................112

                                                                                                           Page
                                                                                                           ----
           12.5      Setoff................................................................................112
           12.6      Amendments and Waivers................................................................113
           12.7      Independence of Covenants.............................................................114
           12.8      Entirety..............................................................................114
           12.9      Notices...............................................................................114
           12.10     Survival of Warranties and Certain Agreements.........................................114
           12.11     Failure or Indulgence Not Waiver; Remedies Cumulative.................................115
           12.12     Severability..........................................................................115
           12.13     Headings..............................................................................115
           12.14     Applicable Law........................................................................115
           12.15     Successors and Assigns; Subsequent Holders of Notes...................................115
           12.16     Counterparts; Effectiveness...........................................................116
           12.17     Consent to Jurisdiction; Venue; Waiver of Jury Trial..................................116
           12.18     Payments by Agent.....................................................................117
           12.19     Taxes.................................................................................117
           12.20     Waiver of Stay, Extension or Usury Laws...............................................119
           12.21     Requirements of Law...................................................................119
           12.22     Confidentiality.......................................................................119
           12.23     Application of Gaming Regulations.....................................................120
           12.24     Post-Closing Actions..................................................................120

SCHEDULES

A    -   TAXES
B    -   SUBSIDIARIES
C    -   INTELLECTUAL PROPERTY
D    -   EXISTING DEBT
E    -   INSURANCE
F   -    ENVIRONMENTAL

EXHIBITS

I        FORM OF BRIDGE NOTE
II       FORM OF TERM NOTE
III      FORM OF COMPLIANCE CERTIFICATE
IV-A     FORM OF NOTICE OF BORROWING
IV-B     FORM OF NOTICE OF CONVERSION
V        FORM OF REGISTRATION RIGHTS AGREEMENT
VI-A     FORM OF OPINION OF GIBSON, DUNN & CRUTCHER LLP, COUNSEL FOR THE
           COMPANY AND THE GUARANTORS
VI-B     FORM OF LOCAL COUNSEL OPINIONS
VI-C     FORM OF OPINION OF GAMING COUNSEL FOR THE COMPANY AND THE GUARANTORS
VII      FORM OF OPINION OF CAHILL GORDON & REINDEL, COUNSEL FOR THE LENDERS
VIII     FORM OF NOTATION OF GUARANTEE
IX       FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
X        FORM OF SECTION 12.2E CERTIFICATE
XI       FORM OF SENIOR SUBORDINATED INDENTURE

         This Senior Subordinated Credit Agreement is dated as of December 20, 2000, and entered into by and among Ameristar Casinos, Inc., a Nevada corporation (the "Company"), the Guarantors named on the signature pages hereto, the Lenders named on the signature pages hereto (the "Lenders"), Bankers Trust Company ("BTCo"), as Agent for the Lenders (in such capacity, the "Agent") and Bear Stearns Corporate Lending Inc. ("Bear Stearns"), as Documentation Agent for the Lenders (in such capacity, the "Documentation Agent")..

                                    RECITALS

         WHEREAS, the Company desires that the Lenders extend a senior subordinated credit facility to the Company in connection with the Transactions (as defined herein);

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereby agree as follows:

SECTION 1 DEFINITIONS

         1.1 Certain Defined Terms

         The following terms used in this Agreement shall have the following meanings:

         "Acceleration Notice" shall have the meaning ascribed to such term in
Section 7.

          "ACLVI" shall mean Ameristar Casino Las Vegas, Inc., a Nevada corporation.

         "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

         "Acquired Properties" means the assets and liabilities acquired by the Company pursuant to the Acquisition Agreements.

         "Acquisition Agreements" means (i) the Asset Purchase Agreement dated as of October 17, 2000 by and among Ameristar Casino Kansas City, Inc., the Company, Kansas City Station Corporation and Station Casinos, Inc. and (ii) the Asset Purchase Agreement dated as of October 17, 2000 by and among Ameristar Casino St. Charles, Inc., the Company,

St. Charles Riverfront Station, Inc. and Station Casinos, Inc., in each case together with all related and ancillary documents and in each case as such agreements as amended on December 13, 2000 and as in effect on the Closing Date.

         "Acquisitions" shall mean the acquisition by the Company through its wholly owned subsidiaries of the operating assets of Station Casino St. Charles and Station Casino Kansas City from Station Casinos, Inc. and/or its affiliates pursuant to the terms of the respective Acquisition Agreements .

         "Adjusted Net Assets" shall have the meaning provided in Section 10.7.

         "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

         "Affiliate Transaction" has the meaning ascribed to such term in
Section 6.7.

         "Agent" has the meaning ascribed to such term in the introduction to this Agreement.

         "Agreement" means this Senior Subordinated Credit Agreement dated as of December 20, 2000, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "Ameristar 10.50% Notes" shall mean the Company's 10.50% Senior Subordinated Notes due 2004.

         "Applicable Rate" means for each Monthly Period, the greater of (i) 11.00% per annum or (ii) the LIBOR Rate then in effect plus the Applicable Spread provided, that, in no event, other than that set forth in Section 2.3.C. will the interest rate on any Loan exceed 15.50% per annum.

         "Applicable Spread" means 4.25% per annum for the period from and including the Closing Date and to but excluding the 180th day following the Closing Date; 5.25% per annum for the 90-day period from and including the 180th day following the Closing Date; and for each subsequent 90-day period the Applicable Spread in effect for the immediately preceding 90-day period plus 0.5%.

         "Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

         "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company, a Guarantor or a Wholly Owned Restricted Subsidiary of the Company of: (1) any Capital Stock of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that asset sales or other dispositions shall not include: (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $2.0 million; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 6.5; (c) any foreclosure sale of FF&E pursuant to a FF&E Financing; (d) any Restricted Payment permitted by Section 6.3 or that constitutes a Permitted Investment; (e) leases or subleases of real or personal property in the ordinary course of business on commercially reasonable terms to the extent that the Company determines that such property is immaterial and no longer necessary in the conduct of its business or such lease or sublease is to an operator of a restaurant, store or other enterprise within or adjacent to a casino facility of the Company or its Subsidiaries.

         "Bankruptcy Law" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute or any other United States federal, state or local law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

         "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

         "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

         "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Agent.

         "Bridge Loan" means, collectively, the loans made by the Lenders pursuant to Section 2.1A.

         "Bridge Loan Commitment" means the commitment of the Lenders to make the Bridge Loan as set forth in Section 2.1A.

         "Bridge Notes" has the meaning ascribed to such term in Section 2.1D.

         "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of New York, New York or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

         "Capital Stock" means:

          (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

          (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

         "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "Cash Equivalents" means:

          (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

          (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
     (5) above.

         "Cash Proceeds" means, with respect to any Asset Sale, cash payments (including any cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise (other than the portion of such deferred payment constituting interest, which shall be deemed not to constitute Cash Proceeds) but only as and when so received) received from such Asset Sale.

         "Change of Control" means the occurrence of one or more of the following events:

          (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of
     Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Agreement), other than to the Permitted Holders or a Guarantor and other than a transaction where the holders of the Capital Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Capital Stock of the acquiring Person;

          (2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Agreement);

          (3) any Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company and at such time (i) the Permitted Holders together do not beneficially own, directly or indirectly, a greater percentage of the aggregate ordinary voting power of the Capital Stock of the Company than is beneficially owned by such other Person or Group and (ii) the Permitted Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; or

          (4) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

         "Change of Control Date" has the meaning ascribed to such term in
Section 2.5A(iv).

         "Change of Control Offer" has the meaning ascribed to such term in
Section 2.5A(iv).

         "Closing Date" means December 20, 2000.

         "Commission" means the Securities and Exchange Commission or any successor agency.

         "Commitment Letter" means the letter agreement dated October 16, 2000, between the Company and Bankers Trust Corporation, pursuant to which Bankers Trust Corporation committed to provide the Loans to the Company, subject to the terms and conditions thereof, and the Company committed to pay Bankers Trust Corporation certain fees and to satisfy certain other obligations to Bankers Trust Corporation in respect of such commitment.

         "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Closing Date or issued after the Closing Date, and includes, without limitation, all series and classes of such common stock.

         "Company" has the meaning ascribed to such term in the introduction to this Agreement.

         "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

         (1)   Consolidated Net Income; and

         (2)   to the extent Consolidated Net Income has been reduced thereby:

               (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

               (b)  Consolidated Interest Expense;

               (c) all preopening expenses of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP; and

               (d) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

         "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or re payment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

          (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness (as determined under the definition of "Indebtedness").

         Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

          (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

         "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (1) Consolidated Interest Expense; plus

          (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and, to the extent permitted under this Agreement, its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

          "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

          (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount and amortization or write-off of deferred financing costs;
     (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and

          (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

          (1) after-tax gains from Asset Sales (without regard to the $2.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

          (2) after-tax items classified as extraordinary or nonrecurring gains;

          (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

          (4) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions bythat Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

          (5) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person;

          (6) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Closing Date;

          (7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

          (8) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

          (9) non-cash charges relating to compensation expense arising upon exercise, vesting or termination of employee stock options.

         "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

         "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (including amortization of goodwill and other intangibles and excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

         "Contested Claim" means any Tax, Indebtedness or other claim or liability (i) the validity or amount of which is being diligently contested in good faith, (ii) for which adequate reserve, or other appropriate provision, if any, as required in conformity with GAAP shall have been made, and (iii) with respect to which any right to execute upon or sell any assets of the Company or of any of its Subsidiaries has not matured or has been and continues to be effectively enjoined, superseded or stayed.

         "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "Conversion Date" means the one year anniversary of the Closing Date or such later date to which the Conversion Date may be deferred pursuant to Section 3.2D.

         "Covered Taxes" has the meaning ascribed to it in Section 12.19.

         "Credit Agreement" means the Credit Agreement dated as of December 20, 2000, between the Company, the lenders party thereto in their capacities as lenders thereunder and Bankers Trust Company, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 6.1) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

         "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise.

         "Demand Take-Out Notes" means senior subordinated notes of the Company issued under an indenture (i) with such terms, conditions and covenants as are customary for similar high-yield financings and as are reasonably satisfactory in all respects to the Agent and the Company and (ii) the proceeds of which shall be used to repay the Notes in whole or in part, which Demand Take-Out Notes shall be guaranteed by each entity that guarantees the Bridge Loan.

         "Designated Senior Debt" means (1) Indebtedness under or in respect of the Credit Agreement and (2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount (available or committed) of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

         "Disposition" shall mean the sale by ACLVI of The Reserve to Lake Mead Station, Inc. pursuant to the Disposition Documents.

         "Disposition Documents" shall mean that certain Asset Purchase Agreement dated as of October 17, 2000 by and among ACLVI, the Company, Lake Mead Station, Inc. and Station, as in effect on the Closing Date and without giving effect to any subsequent amendment, modification and supplement thereto made without the prior written consent of the Majority Lenders (other than amendments, modifications and supplements that, when considered either individually or in the aggregate, are not materially less favorable to the Company and its Subsidiaries, taken as a whole, or the Lenders with respect thereto).

         "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.

         "Documents" means the Loan Documents, the Acquisition Agreements, the Credit Agreement and the Tender Offer Documents.

         "Dollars" or the sign "$" means the lawful money of the United States of America.

         "Domestic Restricted Subsidiary" means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

         "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States of America or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to the Agent; and (B) any Lender and any Affiliate of any Lender. An Eligible Assignee must also be a Qualified Person.

         "Employment Agreements" has the meaning ascribed to such term in
Section 3.1L.

         "Environmental Claim" shall mean any and all administrative, regulatory or judicial actions, suits, written demands, demand letters, written claims, liens, written notices of non-compliance or violation, investigations or proceedings arising under any Environmental Law (hereafter "Claims") or any permit issued under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Haz-ardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Laws" shall mean any applicable Federal, state, provincial, foreign or local statute, law, rule, regulation or rule of common law now or hereafter in effect and in each case as amended, and any legally binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. SECTION 6901, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or a Subsidiary of the Company would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c),
(m) or (o) of the Code or (ii) as a result of the Company or a Subsidiary of the Company being or having been a general partner of such person.

         "Event of Default" means each of the events set forth in Section 7.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

         "Exchange Notes" has the meaning ascribed to it in Section 5.12(ii).

         "Exchange Request" has the meaning ascribed to it in Section 5.12.

         "Existing Debt" means the Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Closing Date and set forth on Schedule D.

         "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of

Directors of the Company acting reasonably and in good faith whose determination shall be conclusive if evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Agent.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agents.

         "FF&E Financing" means Indebtedness the proceeds of which will be used to finance the acquisition or lease by the Company or its Restricted Subsidiaries of furniture, fixtures or equipment ("FF&E") used in the operation of its business and secured by a Lien on such FF&E.

         "Fixed Rate" has the meaning ascribed to it in Section 2.3(A)(ii).

         "Fixed Rate Loans" means Loans described in Section 2.3A(ii).

         "Floating Rate Loans" means Loans described in Section 2.3A(i).

         "Four Quarter Period" has the meaning provided in the definition of Consolidated Fixed Charge Coverage Ratio.

         "Funding Guarantor" has the meaning ascribed to it in Section 10.7.

         "Futuresouth Royalty" means the royalty payments required to be made pursuant to the Asset Purchase and Sale Agreement, dated as of February 15, 2000, by and between Futuresouth, Southboat Lemay, Inc., Southboat Limited Partnership and Ameristar Casino St. Louis, Inc., as in effect on the Closing Date and without giving effect to any subsequent amendment, modification and supplement.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the date hereof.

         "Gaming Authority" means any governmental authority with regulatory oversight of, authority to regulate or jurisdiction over any gaming businesses or enterprises, including the Nevada State Gaming Control Board, the Nevada Gaming Commission, the Mississippi Gaming Commission, the Mississippi State Tax Commission, the Missouri Gaming Commission, the Iowa Racing and Gaming Commission, and any agency established by a federally recognized Indian tribe to regulated gaming on such tribe's reservation with regulatory oversight of, authority to regulate or jurisdiction over any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any Subsidiary.

         "Gaming Regulations" shall mean the laws, rules, regulations and orders applicable to the casino and gaming businesses or activities of the Company or any of its Subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.

         "Grace Period" shall have the meaning ascribed to it in Section 3.2D.

         "Guarantee Obligations" shall mean, as to any Guarantor, all Obligations of every nature of such Guarantor from time to time owing to the Lenders and the Agent under the Loan Documents to which it is a party (including its Guarantee).

         "Guarantees" means, collectively, the guarantees delivered to the Lenders by the Guarantors pursuant to Section 10 which are evidenced by notations of guarantee substantially in the form of Exhibit IX.

         "Guarantor" means: (1) each of the Company's existing Subsidiaries other than ACLVI; and (2) each of the Company's Restricted Subsidiaries that in the future agrees to be bound by the terms of this Agreement as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Agreement.

         "Guarantor Senior Debt" means, with respect to any Guarantor: the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Closing Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          (x) all monetary obligations of every nature of such Guarantor under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

          (y) all Interest Swap Obligations (and guarantees thereof);

in each case whether outstanding on the Closing Date or thereafter incurred.

          Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

          (1) any Indebtedness of such Guarantor to a Subsidiary of such Guarantor;

          (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation) other than a shareholder who is also a lender (or an Affiliate of a lender) under the Credit Agreement;

          (3) Indebtedness to trade creditors;

          (4) Indebtedness represented by Preferred Stock and Disqualified Capital Stock;

          (5) any liability for federal, state, local or other taxes owed or owing by such Guarantor;

          (6) that portion of any Indebtedness incurred in violation of Section
     6.1 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Agreement);

          (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

          (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

         "Guarantor Senior Debt Obligations" means all obligations of any Guarantor for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Guarantor Senior Debt, and all guarantees by such Guarantor of any of the foregoing.

         "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous materials," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law.

         "incur" has the meaning set forth in Section 6.1 (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing).

         "Indebtedness" means with respect to any Person, without duplication:

          (1) all Obligations of such Person for borrowed money;

          (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all Capitalized Lease Obligations of such Person;

          (4) all Obligations of such Person for the deferred purchase price of property or services (other than, to the extent deferred in the ordinary course of business, deferred payments in respect of services by employees) which remain unpaid more than 120 days after the due date therefor other than payments which are being contested in good faith;

          (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

          (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

          (8) all Interest Swap Obligations of such Person; and

          (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price at any time prior to its stated repurchase date, but excluding accrued dividends, if any.

         For purposes hereof, (1) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock and (2) the principal amount of Indebtedness arising from royalty obligations representing the deferred purchase price of property or services shall equal the greater of (x) the principal amount thereof as determined in accordance with GAAP and (y) the present value of the amounts the management of the Company believes in good faith will be required to be paid under such royalty obligation, provided that in the case of the Futuresouth Royalty, the principal amount of such Indebtedness shall equal the present value of the greater of (x) the minimum royalty payments and (y) the amount actually paid in respect of the Futuresouth Royalty in respect of the most recently ended period.

         "Indemnified Liabilities" has the meaning ascribed to such term in
Section 12.4.

         "Indemnitees" has the meaning ascribed to such term in Section 12.4.

         "Independent Financial Advisor" means a firm: (1) which does not, and whose directors, officers and employees or Affiliates do not, have any material a direct or indirect financial interest in the Company; and (2) which, in the good faith judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "Initial Request Date" shall have the meaning ascribed to it in Section 5.11A.

         "Interest Rate Determination Date" means, with respect to any Monthly Period, the second Business Day on which banks in New York and London are open prior to the first Business Day of such Monthly Period.

         "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Internal Revenue Code" or "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor code or statute.

         "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Restricted Subsidiary is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

         "Laws" means all applicable statutes, laws, ordinances, regulations, rules, orders, judgments, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession or province, or Tribunal, and "Law" means each of the foregoing.

         "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

         "Lenders" has the meaning ascribed to that term in the introduction to this Agreement and shall include any assignee of any Loan, Note or Loan Commitment to the extent of such assignment.

         "LIBOR Rate" means the rate determined on the basis of the offered rates for deposits in U.S. Dollars in the London interbank market for a period of three months which is published by the British Bankers' Association and currently appears on Telerate page 3750 as of 11:00 a.m., London time, on the Interest Rate Determination Date for such Monthly Period; provided that if, for any reason, such a rate is not published by the British Bankers' Association, the LIBOR Rate shall be equal to a rate per annum equal to the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which the Agent determines that U.S. Dollars in an amount comparable to the amount of the applicable Loans are being offered to prime banks at approximately 11:00 a.m., London time, on the Interest Rate Determination

Date for such Monthly Period for settlement in immediately available funds by leading banks in the London interbank market selected by the Agent divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including without limitation any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

         "License Subsidiary" means each Subsidiary of the Company on the Closing Date and any future Subsidiary, in either case that holds any gaming license from any Gaming Authority requiring approval for the incurrence of Indebtedness of such Subsidiary for the incurring of any Lien on the Capital Stock of such Subsidiary.

         "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

         "Litigation" means any action, suit, proceeding, claim, lawsuit and/or investigation conducted or threatened by or before any Tribunal.

         "Loan Commitment" means the Bridge Loan Commitment and the Term Loan Commitment.

         "Loan Documents" means this Agreement, the Bridge Notes, the Term Notes, the Guarantees, the Senior Subordinated Indenture, the Exchange Notes and the Registration Rights Agreement.

         "Loan Obligations" means all Obligations of every nature of the Company from time to time owing to the Lenders and Agent under the Loan Documents.

         "Loans" means the Bridge Loan and the Term Loan as each may be outstanding.

         "Majority Lenders" means the Agent together with Lenders holding in the aggregate more than 50% of the outstanding principal amount of Notes.

         "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Material Adverse Change" means a material adverse change in the business, results of operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole.

         "Material Adverse Effect" means a material adverse effect on the business, results of operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole.

         "Material Subsidiary" means, with respect to any accounting period, any Restricted Subsidiary of the Company (i) whose revenues constitute greater than 10% of the aggregate dollar value of the revenues of Company and its Restricted Subsidiaries, taken as a whole, for such accounting period or (ii) the fair market value of whose assets at any time during such accounting period is greater than 10% of the fair market value of all of the assets of Company and its Restricted Subsidiaries taken as a whole at such time.

         "Maturity Date" has the meaning ascribed to such term in Section 2.2D.

         "Missouri Stock Option Agreements" means the four Non-Qualified Stock Option Agreements dated as of December 18, 2000 between the Company on the one hand, and John Finamore, Troy Stremming, Thomas Burke and Anthony Raymon on the other hand, in each case as in effect on the Closing Date and without giving effect to any amendment, modification or supplement thereto made without the prior written consent of the Agent.

         "Monthly Period" shall mean the period commencing on the first calendar day of each month, if such day is a Business Day, or the first Business Day succeeding the first calendar day of each month and ending on the day next preceding the first Business Day of the following Monthly Period; provided that the first Monthly Period shall commence on the Closing Date.

         "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

          (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

          (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

          (3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale; and

          (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained (or indemnified against) by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

         "Non-payment Default" shall have the meaning ascribed to such term in
Section 8.2(b).

         "Notes" means, collectively, the Bridge Notes and the Term Notes.

         "Notice of Borrowing" means a notice substantially in the form of
Exhibit IV-A with respect to a proposed borrowing.

         "Notice of Conversion" means a notice substantially in the form of
Exhibit IV-B with respect to a proposed conversion.

         "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any such obligation.

         "Offer Payment Date" has the meaning ascribed to such term in Section 2.5A(iv)(c)(2).

         "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, the Secretary or Assistant Secretary.

         "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by an Officer.

         "Other Taxes" has the meaning ascribed to such term in Section 12.19B.

         "Payment Blockage Notice" has the meaning ascribed to such term in
Section 8.2(b).

         "Payment Blockage Period" has the meaning ascribed to such term in
Section 8.2(b).

         "Payment Default" shall have the meaning ascribed to such term in
Section 8.2(a).

         "Payment Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Agent may designate to the Company and the Lenders from time to time.

         "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

         "Permitted Holders" shall mean and include (i) Craig H. Neilsen or Ray Neilsen, their respective estates, spouses, heirs, ancestors, lineal descendants, legatees, legal representatives or the trustee of any bona fide trust of which no one other than the foregoing has any interests and (ii) any entity controlled, directly or indirectly, by any of the foregoing referred to in the previous clause (i), whether through the ownership of voting securities, by contract or otherwise, and (iii) Craig H. Neilsen or Ray Neilsen (a) in their respective capacity as a trustee under a revocable trust of which no one other than the persons and entities listed in the foregoing clause (i) has any interest, together with each successor trustee thereof or (b) as the executor of the estate of Gwendolyn Anderson or of any Person named in clause (i).

         "Permitted Indebtedness" means, without duplication, each of the following:

          (1) the Loans, this Agreement and the Guarantees and all Obligations under the Loan Documents;

          (2) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $575.0 million less the amount of all permanent repayments actually made (which are accompanied by a corresponding permanent commitment reduction) thereunder as a result of the application of the Net Cash Proceeds of any Asset Sale;

          (3) the Existing Debt, reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

          (4) Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on their outstanding Indebtedness to the extent the notional principal amount of such Interest Swap Obligation does not, at the time of the incurrence thereof, exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (5) Indebtedness of a Restricted Subsidiary of the Company to the Company or a Guarantor for so long as such Indebtedness is held by the Company or a

     Guarantor, in each case subject to no Lien held by a Person other than the Company, a Guarantor or the Agent acting on behalf of the lenders under the Credit Agreement; provided that if as of any date any Person other than the Company, a Guarantor or the Agent acting on behalf of the lenders under the Credit Agreement owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (6) Indebtedness of the Company to a Guarantor for so long as such Indebtedness is held by a Guarantor, subject to no Lien held by any person other than a Guarantor or the Agent acting on behalf of the lenders under the Credit Agreement; provided that if as of any date any Person other than a Guarantor or the Agent acting on behalf of the lenders under the Credit Agreement owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

          (7) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three business days of notice of incurrence;

          (8) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of bankers' acceptances, workers' compensation claims, appeal bonds, payment obligations in connection with self-insurance or similar obligations, deferred compensation to employees and bank overdrafts (and letters of credit in respect thereof), in each case in the ordinary course of business;

          (9) Indebtedness of the Company or any of its Restricted Subsidiaries incurred solely in respect of performance, surety and similar bonds or completion guarantees, to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money of others;

          (10) Indebtedness represented by Capitalized Lease Obligations of the Company and its Restricted Subsidiaries incurred in the ordinary course of business (including any refinancing thereof) not to exceed (x) $10.0 million less the aggregate amount outstanding pursuant to clause (11)(x) of this definition at any one time outstanding before the Conversion Date and
     (y) $30.0 million less the aggregate amount outstanding pursuant to clause
     (11)(y) of this definition at any one time outstanding after the Conversion Date;

          (11) FF&E Financing and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business (including any refinancing thereof) not to exceed (x) $10.0 million less the aggregate amount outstanding pursuant to clause (10)(x) of this definition in the aggregate at any one time outstanding before the Conversion Date and (y) $30.0 million less the aggregate amount outstanding pursuant to clause
     (10)(y) of this definition in the aggregate at any one time outstanding after the Conversion Date;

          (12) Refinancing Indebtedness;

          (13) the guarantee by the Company or any Guarantors of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant (other than Indebtedness that is subordinate or junior in right of payment to the Notes);

          (14) Indebtedness under the Futuresouth Royalty; and

          (15) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed (x) $5.0 million at any one time outstanding before the Conversion Date and (y) $10.0 million at any one time outstanding after the Conversion Date (in each case which amount may, but need not, be incurred in whole or in part under the Credit Agreement).

         For purposes of determining compliance with Section 6.1, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of Section 6.1, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with Section 6.1. Accrual of interest, accretion or amortization of original issue dis count, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of
Section 6.1.

         "Permitted Investments" means:

          (1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company engaged in a Permitted Line of Business or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company engaged in a Permitted Line of Business;

          (2) Investments in the Company by any Guarantor;

          (3) investments in cash and Cash Equivalents;

          (4) loans and advances to employees and officers of the Company and its Restricted Subsidiaries (or Guarantees of third party loans to employees and officers) in the ordinary course of business for bona fide business purposes not in excess of (x) $1.0 million at any one time outstanding prior to the Conversion Date and (y) $2.5 million at any one time outstanding subsequent to the Conversion Date;

          (5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Agreement;

          (6) Investments in entities engaged or to be engaged in Permitted Lines of Business in an amount not to exceed (x) $2.5 million in the aggregate at any one time outstanding prior to the Conversion Date and (y) $10.0 million in the aggregate at any one time outstanding subsequent to the Conversion Date;

          (7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in good faith settlement of delinquent obligations of such trade creditors or customers;

          (8) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.12 or in connection with any disposition of assets not constituting an Asset Sale; and

          (9) the redemption, repurchase, retirement, defeasance or other acquisition of any Senior Debt, any Guarantor Senior Debt or the Notes.

          "Permitted Liens" means the following types of Liens:

          (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums that not yet delinquent, are bonded or are being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with industry practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (4) judgment Liens not giving rise to an Event of Default;

          (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (6) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (7) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (8) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (9) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (10) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Agreement;

          (11) Liens securing Indebtedness permitted pursuant to clause (10) of the definition of "Permitted Indebtedness"; provided, however, that the Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property or assets subject to such initial Capitalized Lease Obligation.

          (12) Liens securing Indebtedness permitted pursuant to clause (11) of the definition of "Permitted Indebtedness"; provided, however, that (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired, installed, constructed or improved and (b) the initial Lien securing such Indebtedness shall be created within 180 days of such acquisition, installation, construction or improvement or, in the case of a refinancing of any such Indebtedness, within 180 days of such refinancing;

          (13) Liens securing Refinancing Indebtedness permitted to be incurred under this Agreement or amendments or renewals of Liens that were permitted to be incurred; provided, in each case, that such Liens do not extend to any additional property or asset that did not secure the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or that did not secure the Indebtedness affected by such amendment or renewal;

          (14) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not exceed $1,000,000 at any one time outstanding; and

          (15) Liens securing Acquired Indebtedness incurred in accordance with
     Section 6.1; provided that:

               (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

               (b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and, when considered as a whole, are not materially more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company.

         "Permitted Lines of Business" means, with respect to any Person, any casino gaming business of such Person (whether owned, leased or managed by such Person) or any business that is related to, ancillary to or supportive of, connected with or arising out of the gaming business of such Person (including, without limitation, developing and operating lodging, dining, amusement, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto).

         "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

         "Plan" shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), the Company or a Subsidiary of the Company or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Company, a Subsidiary of the Company or an ERISA Affiliate maintained, contributed or had an obligation to contribute to such plan.

         "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

         "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Agreement, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by the Company's chief financial officer or Board of Directors in consultation with its independent certified public accountants.

         "Pro Forma Balance Sheet" has the meaning ascribed to such term in
Section 4.5(a).

         "Projections" means the financial projections dated as of November 2000, previously distributed to the Agent.

         "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

         "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

         "Qualified Person" shall mean, with respect to any Lender party to this Agreement on the Closing Date or that becomes a Lender pursuant to Section 12.2, any Person which shall not have been found unsuitable under the Gaming Regulations of any, and which meets the requirements of all, jurisdictions regulating the gaming business of the Company and its Subsidiaries to the extent that the Company has so notified the Lenders of such requirements of such jurisdictions pursuant to Section 12.2E.

         "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

         "Reference Date" shall have the meaning ascribed to such term in
Section 6.3(iii)(w).

         "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with
Section 6.1 (other than pursuant to clauses (2), (4), (5), (6), (7), (8), (9),
(10), (11), (13), (14) or (15) of the definition of "Permitted Indebtedness"), in each case that does not:

          (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

          (2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refi nanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and
     (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes or the Guarantees, then such Refinancing Indebtedness shall be subordinate to the Notes or the Guarantees at least to the same extent and in the same manner as the Indebtedness being Refinanced.

         "Register" has the meaning ascribed to such term in Section 5.14.

         "Registration Rights Agreement" means a registration rights agreement substantially in the form of Exhibit V (with such changes therein as the Agent and the Company shall approve).

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

         "Reportable Event" means an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23,
 .25, .27 or .28 of PBGC Regulation Section 4043.

         "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

         "Request" shall have the meaning ascribed to such term in Section
5.11A.

         "Restricted Payment" has the meaning ascribed to such term in Section 6.3.

         "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

         "Returns" has the meaning ascribed to such term in Section 4.8.

         "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person, or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Closing Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

         "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Closing Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          (1) all monetary obligations of every nature of the Company under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

          (2) all Interest Swap Obligations (and guarantees thereof);

in each case whether outstanding on the Closing Date or thereafter incurred.

          Notwithstanding the foregoing, "Senior Debt" shall not include:

          (1) any Indebtedness of the Company to a Subsidiary of the Company;

          (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation) other than a shareholder who is also a lender (or an Affiliate of a lender) under the Credit Agreement;

          (3) Indebtedness to trade creditors;

          (4) Indebtedness represented by Preferred Stock and Disqualified Capital Stock;

          (5) any liability for federal, state, local or other taxes owed or owing by the Company;

          (6) that portion of any Indebtedness incurred in violation of Section
     6.1 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate Section 6.1);

          (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

          (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

         "Senior Debt Obligations" means all obligations of the Company for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Senior Debt, and all guarantees by the Company of any of the foregoing.

         "Senior Subordinated Indenture" means an indenture between the Company and a trustee substantially in the form of Exhibit XI hereto (with such changes as the Agent and the Company shall approve, and, at such time, if any, as notes issued thereunder are sold in a public offering, with other appropriate changes to reflect such public offering), as the same may at any time be amended, modified and supplemented and in effect.

         "Significant Subsidiary", with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

         "Solvent Entity" has the meaning ascribed to such term in Section
4.5(c).

         "Station" shall mean Station Casinos, Inc., a Nevada corporation.

         "Subordinated Indebtedness" means Indebtedness of the Company or any Guarantor which is expressly subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

         "Subsidiary", with respect to any Person, means:

          (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

          (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

         "Surviving Entity" shall have the meaning ascribed to such term in
Section 6.5(b).

         "Syndication" has the meaning ascribed to such term in Section 12.2A.

         "Take-Out Bank" has the meaning ascribed to such term in Section
3.1H(i).

         "Take-Out Securities" means (i) any Securities of the Company and/or the Guarantors the proceeds of which are used to repay the Notes in full and
(ii) any Securities of the Company issued in accordance with Section 6.11 the proceeds of which are used to Refinance the Notes in part, including, without limitation, the Demand Take-Out Notes.

         "Taxes" means all taxes, assessments, fees, levies, imposts, duties, penalties, deductions, liabilities, withholdings or other charges of any nature whatsoever, including interest penalties, from time to time or at any time imposed by any Law or any Tribunal.

         "Tender Offer" means the Company's Offer to Purchase and Consent Solicitation Statement dated November 20, 2000, as amended, with respect to the Ameristar 10.50% Notes.

         "Tender Offer Documents" means the documents relating to the Tender Offer.

         "Term Loan" shall have the meaning ascribed to such term in Section
2.2A.

         "Term Loan Commitment" has the meaning ascribed to such term in Section 2.2A.

         "Term Notes" has the meaning ascribed to such term in Section 2.2E.

         "The Reserve" shall mean the property known as The Reserve Hotel Casino and located at 777 West Lake Mead Drive, Henderson, Nevada.

         "Transaction Costs" means the fees, costs and expenses payable by the Company pursuant hereto and other fees, costs and expenses payable by the Company or a Subsidiary of the Company in connection with the Transactions.

         "Transaction Date" has the meaning ascribed to such term in the definition of "Consolidated Fixed Charge Coverage Ratio."

         "Transactions" shall mean, collectively, (i) the Acquisitions, (ii) the incurrence of the loans drawn down on the Closing Date under the Credit Agreement, (iii) the incurrence of the Bridge Loan hereunder on the Closing Date, (iv) the Tender Offer, (v) any other transaction on the Closing Date contemplated in relation to the foregoing and (vi) the payment of fees and expenses in connection with the foregoing.

         "Transferee" has the meaning ascribed to such term in Section 12.19A.

         "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency, authority or instrumentality of the United States or any state, province, commonwealth, nation, territory or possession whether now or hereafter constituted and/or existing, including, but not limited to, any Gaming Authority.

         "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those pre-scribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

         "Unrestricted Subsidiary" of any Person means:

          (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

          (2) any Subsidiary of an Unrestricted Subsidiary.

          The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary), other than Ameristar Casino Council Bluffs, Inc., Ameristar Casino Vicksburg, Inc., Ameristar Casino Kansas City, Inc., Ameristar Casino St. Charles, Inc., Cactus Pete's, Inc. and (prior to the sale of The Reserve) ACLVI, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:


          (1) the Company certifies to the Agent that such designation complies with Section 6.3; and

          (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

          The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

          (1) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 6.1; and

          (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

         Any such designation by the Board of Directors shall be evidenced to the Agent by promptly filing with the Agent a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors or other governing body of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

         "Wholly Owned Restricted Subsidiary" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

         "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

         1.2 Accounting Terms

         For the purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

         1.3 Other Definitional Provisions; Anniversaries

         Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

SECTION 2   AMOUNT AND TERMS OF LOAN COMMITMENT AND LOANS; NOTES

         2.1 Bridge Loan and Bridge Note

         A. Bridge Loan Commitment. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth, the Lenders hereby severally and not jointly agree to lend to the Company on the Closing Date $300,000,000 in the aggregate (the "Bridge Loan"), each such Lender committing to lend the amount set forth next to such Lender's name on the signature pages hereto. The Lender's commitment to make the Bridge Loan to the Company pursuant to this Section 2.1A are herein called individually, the "Bridge Loan Commitment" and collectively the "Bridge Loan Commitments."

         B. Notice of Borrowing. When the Company desires to borrow under this
Section 2.1, it shall deliver to the Agent a Notice of Borrowing no later than 3:00 P.M. (New York time) at least one Business Day in advance of the Closing Date or such later date as shall be agreed to by the Agent. The Notice of Borrowing shall specify the applicable date of borrowing (which shall be a Business Day). Upon receipt of such Notice of Borrowing, the Agent shall promptly notify each Lender of its pro rata share of the Bridge Loan and the other matters covered by the Notice of Borrowing.

         C. Disbursement of Funds. (a) No later than 11:00 A.M. on the Closing Date, each Lender will make available its pro rata share of the Bridge Loan requested to be made on such date in the manner provided below. All amounts shall be made available to the Agent in U.S. Legal Tender and immediately available funds at the Payment Office and the Agent immediately will make available to the Company by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received.

         Unless the Agent shall have been notified by any Lender prior to the Closing Date that such Lender does not intend to make available to the Agent its pro rata share of the Bridge Loan to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent have made available same to the Company, the Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Company, and the Company shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Lender or the Company, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Company to the date such corresponding amount is recovered by the Agent, at a rate per an-num equal to (x) if paid by such Lender, the overnight Federal Funds Rate or (y) if paid by the Company, the then applicable rate of interest on the Loans.

         (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Bridge Loan Commitment hereunder or to prejudice any rights which the Company may have against any Lender as a result of any default by such Lender hereunder.

         D. Bridge Notes. The Company shall execute and deliver to each Lender on the Closing Date a Bridge Note dated the Closing Date substantially in the form of Exhibit I to evidence such Lender's pro rata share of the Bridge Loan Commitment and with appropriate insertions (the "Bridge Notes").

         E. Scheduled Payment of Bridge Loan. Subject to Section 2.2, the Company shall pay in full the out standing amount of the Bridge Loan and all other Obligations owing hereunder no later than the Conversion Date.

         F. Termination of Bridge Loan Commitment. The Bridge Loan Commitment hereunder shall terminate on the earlier of (i) the termination of either Acquisition Agreement in accordance with the respective terms thereof or (ii) April 30, 2001 if no portion of the Bridge Loan has been funded (other than as a result of the failure of the Lenders to fulfill their obligations hereunder) on or before such date.

         G. Pro Rata Borrowings. The Bridge Loan made under this Agreement shall be made by the Lenders pro rata on the basis of their respective Bridge Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make its portion of the Bridge Loan hereunder and that each Lender shall be obligated to make its portion of the Bridge Loan hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

         2.2 Term Loan and Term Note

         A. Term Loan Commitment. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth, the Lenders hereby agree, on the Conversion Date, upon the request of the Company, to convert the then outstanding principal amount of the Bridge Notes of each such Lender into a term loan (the "Term Loan"), such Term Loan to be in the aggregate principal amount of the then outstanding principal amount of the Bridge Notes. The Lenders' commitments under this Section 2.2A are herein called collectively, the "Term Loan Commitment."

         B. Notice of Conversion/Borrowing. If the Company has not repaid the Bridge Loan in full on or prior to the Conversion Date, then the Company shall convert the then outstanding principal amount of the Bridge Notes into a Term Loan under this Section 2.2. The Company shall deliver to the Lenders a Notice of Conversion no later than 11:00

A.M. (New York time), at least two Business Days in advance of the Conversion Date. The Notice of Conversion shall specify the principal amount of the Bridge Notes outstanding on the Conversion Date to be converted into a Term Loan.

         C. Making of Term Loan. Upon satisfaction or waiver of the conditions precedent specified in Section 3.2, each Lender shall extend to the Company the Term Loan to be issued on the Conversion Date by such Lender by canceling on its records a corresponding principal amount of the Bridge Notes held by such Lender.

         D. Maturity of Term Loan. The Term Loan shall mature and the Company shall pay in full the outstanding principal amount thereof and accrued interest thereon on June 20, 2008 (the "Maturity Date").

         E. Term Notes. The Company, as borrower, shall execute and deliver to each Lender on the Conversion Date a Term Note dated the Conversion Date substantially in the form of Exhibit II to evidence the Term Loan made on such date, in the principal amount of the Bridge Notes held by such Lender on such date and with other appropriate insertions (collectively the "Term Notes").

         2.3 Interest on the Loans

         A. Rate of Interest. The Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by prepayment, acceleration or otherwise) at a rate determined as set forth below.

          (i) Floating Rate Loans. Subject to Sections 2.3A(ii) and (iii), the Loans shall bear interest for each Monthly Period at a rate per annum equal to the Applicable Rate for such period.

          (ii) Fixed Rate Loans. Subject to Section 2.3A(iii), at any time on and after the Conversion Date, at the request of any Lender and with the written consent of the Majority Lenders, all or any portion of the Term Loan owing to such Lender shall bear interest at a fixed rate per annum equal to the rate of interest borne by the Term Loans at the time of such request (such rate of interest equal to the Applicable Rate (the "Fixed Rate" and such a Loan, a "Fixed Rate Loan"), effective as of the first interest payment date with respect to such Term Loan after such notice so long as the 30 Business Days' notice set forth below is given; provided that no such conversion shall be permitted in respect of amounts to be voluntarily prepaid following receipt of a notice of prepayment pursuant to
     Section 2.5A. In order to request the conversion of a Floating Rate Loan to a Fixed Rate Loan, the Lender shall notify the Agent in writing of its intention to do so at least 45 Business Days prior to an interest payment date, indicating the amount of the Term Loan for which it is requesting conversion to a Fixed Rate Loan, which shall be not less than $5,000,000 and increments of $100,000 in ex-cess thereof, and the Agent shall notify the other Lenders, and if the Majority Lenders consent to such request, the Agent shall so notify the Company at least 30 Business Days prior to such next succeeding interest payment date. Upon the conversion of a portion of a Floating Rate Loan to a Fixed Rate Loan an appropriate notation will be made on the Term Note and, on and after the first interest payment date following the receipt by the Company of a notice hereunder, such portion of the Term Loan which is converted to a Fixed Rate Loan shall bear interest at the Fixed Rate until repaid.

          (iii) Notwithstanding clause (i) or (ii) of this Section 2.3A or any other provision herein, in no event, other than that set forth below in
     Section 2.3C, will the interest rate on any Loan exceed the cash and combined interests rates set forth in Section 2.3B(ii).

         B. Interest Payments. (i) Interest shall be payable (a) with respect to the Bridge Loan, in arrears on April 1, 2001, July 1, 2001, October 1, 2001, January 1, 2002, and upon any prepayment of the Bridge Loan (to the extent accrued on the amount being prepaid) and at maturity of the Bridge Loan in respect of any amounts paid on such date and not converted to Term Loans and (b) with respect to the Term Loan, (X) in arrears on April 1, July 1, October 1, and January 1 of each year, in the case of Floating Rate Loans, and (Y) in arrears on April 1 and October 1 of each year, in the case of Fixed Rate Loans, in each case commencing on the first of such dates to follow the Conversion Date, upon any prepayment of the Term Loan (to the extent accrued on the amount being prepaid) and at maturity of the Term Loan.

         (ii) Interest on the Bridge Loan and the Term Loan will be paid in cash to the extent that the combined sum of the interest on the Bridge Loan and the Term Loan is less than or equal to a rate per annum of 13.50%. To the extent that such combined sum is not paid in cash, it shall be paid in debt securities having terms and provisions identical to the Bridge Loan or the Term Loan, as the case may be; provided, however, that in no event, other than that set forth below in Section 2.3C, will the combined sum of interest (cash or otherwise) on the Bridge Loan and the Term Loan exceed 15.50% per annum.

         C. Post-Maturity Interest. Notwithstanding any other provision of this Agreement to the contrary, any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payment on the Loans not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement for the Loans.

         D. Computation of Interest. Interest on the Loans shall be computed on the basis of a 365-day year and, with respect to any amount of the Loans which are Floating Rate Loans, the actual number of days elapsed in the period during which it accrues or, with respect to any amount of the Loans which are Fixed Rate Loans, twelve 30-day months. In computing interest on the Loans, the date of the making of the Loans shall be included and the date of payment shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

         2.4 Fees

         The Company agrees to pay to Bankers Trust Corporation all fees and other obligations in accordance with, and at the times specified by, the Commitment Letter.

         2.5 Prepayments and Payments

         A. Prepayments

         (i) Voluntary Prepayments. The Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to the Agent at any time and from time to time, prepay the Loans made to the Company in whole or in part; provided that unless Loans are to be prepaid in full, without the written consent of the Majority Lenders, such voluntary prepayments (i) shall not result in the aggregate amount of the Loans outstanding being less than $150,000,000 or (ii) shall not be made at a time when the aggregate amount of the Loans outstanding is less than $150,000,000; provided, further, that at such time as all or part of the Term Loan bears interest at the Fixed Rate, the Term Loan or such part that bears interest at the Fixed Rate, as the case may be, will not be redeemable prior to January 1, 2005, and thereafter will be redeemable at the option of the Company, in whole or in part, at any time at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest (which shall be paid in cash) to the redemption date, if redeemed during the 12-month period beginning January 1 of the years indicated below:


         Year                                                         Percentage
         ----                                                         ----------
         2005   ......................................................   106.75%
         2006   ......................................................   104.50%
         2007   ......................................................   102.25%
         2008   ......................................................   100.00%


         Notice of prepayment having been given as aforesaid, the principal amount of the Loans to be prepaid shall become due and payable on the prepayment date. Amounts of the Loans so prepaid may not be reborrowed. No such prepayment shall be made without the consent of the Lenders unless all amounts owing are paid in full.

         (ii) Mandatory Prepayments.

         (a) Prepayments from Asset Sales. Upon receipt by the Company or any Restricted Subsidiary of the Company of Cash Proceeds of any Asset Sale permitted by Section 6.12, the Company or any Restricted Subsidiary of the Company shall, or shall cause its Restricted Subsidiaries to, apply the Net Cash Proceeds of such Asset Sale (w) to prepay the term loans outstanding under the Credit Agreement, (x) to prepay revolving loans outstanding under the Credit Agreement; provided that the commitment under the Credit Agreement is permanently reduced to the extent of the prepayment, (y) to prepay any other Senior Debt or Guarantor Senior Debt or (z) apply any Net Cash Proceeds remaining after application pursuant to clauses (w), (x) and (y) above to a Permitted Line of Business; provided, that with respect to the Disposition, the Company may apply up to $20.0 million of Net Cash Proceeds to prepay revolving loans under the Credit Agreement without a permanent reduction of the commitment thereunder and shall apply the balance pursuant to clause (w). Promptly after the consummation of an Asset Sale, the Company shall deliver to the Agent an Officers' Certificate demonstrating the derivation of Net Cash Proceeds from the gross sales price of such Asset Sale.

         To the extent not used as above, the Company shall, or shall cause its Restricted Subsidiaries to, prepay the Floating Rate Loans and make offers to repurchase the Fixed Rate Loans and the Exchange Notes, all on a pro rata basis, with the Net Cash Proceeds received from any Asset Sale on a date not later than the Business Day next succeeding the 365th day after the consummation of such Asset Sale if and to the extent that such Net Cash Proceeds are not applied by the Company or any Restricted Subsidiary of the Company within 365 days as provided in the immediately preceding paragraph; provided that the offers to repurchase Fixed Rate Loans and Exchange Notes shall be at 100% of the principal amount thereof plus accrued and unpaid interest thereon (in cash) to the date of repurchase; provided, further, that to the extent holders of Fixed Rate Loans or Exchange Notes do not accept such offer the Company will apply any Net Cash Proceeds not accepted by such holders (1) to prepay additional amounts of Floating Rate Loans and (2) to the extent additional Net Cash Proceeds remain after application of clause (1), to purchase additional Fixed Rate Loans or Exchange Notes, as the case may be, which were tendered for repurchase and not accepted.

         Notwithstanding the foregoing provisions of this paragraph, after the Conversion Date, so long as no Default or Event of Default shall have occurred and be continuing, no mandatory repayments shall be required pursuant to this paragraph until the date on which the aggregate Net Cash Proceeds from all Asset Sales not reinvested within the time periods specified by this paragraph equal or exceed $5.0 million.

         (b) Prepayments from Issuances of Take-Out Securities. Concurrently with the receipt by the Company of proceeds from the issuance of Take-Out Securities the

Company shall prepay the Bridge Loans (at a price per Note equal to the principal amount of such Note plus accrued and unpaid interest (in cash), if any, to the date of payment).

         (c) Notice. The Company shall notify the Agent of any prepayment to be made pursuant to this Section 2.5A(ii) at least two Business Days prior to such prepayment date (unless shorter notice is satisfactory to the Agent).

         (iii) Company's Mandatory Prepayment Obligation; Application of Prepayments. All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal.

         (iv) Mandatory Offer to Purchase Notes. (a) Upon the occurrence of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Lenders shall have the right to require the repurchase of all of the Notes pursuant to an offer to purchase (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued interest thereon to the date of repurchase. Prior to the mailing of the notice to the Agent provided for in paragraphs (b) and (c) below but in any event within 30 days following any Change of Control, the Company hereby covenants to
(i) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control (or that prohibits consummation of the Change of Control Offer) or to offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness of each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and all other such Senior Debt to permit the repurchase of the Notes as provided for in paragraph
(d) below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase the Notes pursuant to this Section 2.5A(iv).

         (b) The notice to the Agent shall contain all instructions and materials necessary to enable the Lenders to tender Notes pursuant to the Change of Control Offer.

         (c) Within 30 days following the Change of Control Date the Company shall mail a notice to the Agent stating:

          (1) that the Change of Control Offer is being made pursuant to this
     Section 2.5A(iv) and that all Notes validly tendered will be accepted for payment;

          (2) the purchase price and the purchase date, which shall be a Business Day that is no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Offer Payment Date");

          (3) that any Note not tendered will continue to accrue interest;

          (4) that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Offer Payment Date unless the Company shall default in the payment of the repurchase price of the Notes;

          (5) that if a Lender elects to have a Note purchased pursuant to the Change of Control Offer it will be required to surrender the Note, with the form entitled "Op tion of Holder to Elect Purchase" on the reverse of the Note completed, to the Company prior to 9:00 a.m. New York time on the Offer Payment Date;

          (6) that a Lender will be entitled to withdraw its election if the Company receives, not later than 9:00 a.m. New York time on the Business Day preceding the Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the principal amount of Notes such Lender delivered for purchase, and a statement that such Lender is withdrawing its election to have such Note purchased; and

          (7) that if Notes are purchased only in part a new Note of the same type will be issued in principal amount equal to the unpurchased portion of the Notes surrendered.

          (d) On or before the Offer Payment Date, the Company shall (i) accept for payment Notes or portions thereof which are to be purchased in accordance with the above, and (ii) deposit at the Payment Office U.S. Legal Tender sufficient to pay the purchase price of all Notes to be purchased. The Agent shall promptly mail to the Lenders whose Notes are so accepted payment in an amount equal to the purchase price unless such payment is prohibited pursuant to Section 8 hereof or otherwise.

          (e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to an offer hereunder. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

         B. Manner and Time of Payment. All payments of principal and interest hereunder and under the Notes by the Company shall be made without defense, setoff or counterclaim and in same-day funds and delivered to the Agent, unless otherwise specified, not later than 3:00 P.M. (New York time) on the date due at the Payment Office for the account of the Lenders; funds received by the Agent after that time shall be deemed to have been paid by the Company on the next succeeding Business Day. The Company hereby authorizes the Agent to charge its account with the Agent in order to cause timely payment to be made of all principal, interest and fees due hereunder (subject to sufficient funds being available in its account for that purpose).

         C. Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the compu tation of the payment of interest hereunder or under the Notes or of the commitment and other fees hereunder, as the case may be.

         D. Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), such Lender will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid and will notify the Company of the name and address of the transferee of that Note; provided that the failure to make (or any error in the making of) such a notation or to notify the Company of the name and address of such transferee shall not limit or otherwise affect the obligation of the Company hereunder or under such Notes with respect to the Loans and payments of principal or interest on any such Note.

         2.6 Use of Proceeds

         A. Bridge Loan. The proceeds of the Bridge Loan shall be applied by the Company, together with borrowings under the Credit Agreement, to the payment of the Transaction Costs, to pay for the Acquisitions, to consummate the Tender Offer and to repay other outstanding Indebtedness of the Company.

         B. Term Loan. Upon the extension of a Term Loan by a Lender, the Company and such Lender shall cancel a corresponding principal amount of Bridge Notes held by such Lender.

         C. Margin Regulations. No portion of the proceeds of any borrowing under the Loan Documents shall be used by the Company in any manner which might cause the borrowing or the application of such proceeds to violate the applicable requirements of Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board of Governors or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

SECTION 3 CONDITIONS

         3.1 Conditions to Bridge Loan

         The obligations of the Lenders to make the Bridge Loan are subject to prior or concurrent satisfaction of each of the following conditions:

         A. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental hereto and thereto not previously found acceptable by the Agent shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received on behalf of the Lenders the following items, each of which shall be in form and substance reasonably satisfactory to the Agent and, unless otherwise noted, dated the Closing Date:

          (1) a copy of the Company's and each Guarantor's charter, certified as of the Closing Date by one of its Officers, together with a certificate of status, compliance, good standing or like certificate with respect to the Company and each Guarantor issued by the appropriate government officials of the jurisdiction of its incorporation, each to be dated a recent date prior to the Closing Date;

          (2) a copy of the Company's and each Guarantor's bylaws, certified as of the Closing Date by one of its Officers;

          (3) resolutions of the Company's and each Guarantor's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement, each of the other Documents to which it is a party and any other documents, instruments and certificates required to be executed by the Company or such Guarantor in connection herewith and therewith and approving and authorizing the execution and delivery of the Documents and the consummation of the Transactions, each certified as of the Closing Date by one of its Officers as being in full force and effect without modification or amendment;

          (4) executed copies of this Agreement and the Bridge Notes substantially in the form of Exhibit I executed in accordance with Section 2.1D drawn to the order of the Lenders and with appropriate insertions;

          (5) an originally executed Notice of Borrowing substantially in the form of Exhibit IV-A, signed by a duly authorized Officer of the Company;

          (6) originally executed copies of the written opinions of (i) Gibson, Dunn & Crutcher LLP, special counsel to the Company and the Guarantors, addressed to the Agent and each of the Lenders covering the matters set forth in Exhibit VI-A, (ii) local counsel satisfactory to the Agent, each of which shall be in form and substance reasonably satisfactory to the Agent and the Majority Lenders and shall cover such other matters incident to the transactions contemplated herein as the Agent may reasonably request, substantially in the form of Exhibit VI-B and (iii) local gaming counsel reasonably satisfactory to the Agent, each of which shall be in form and substance reasonably satisfactory to the Agent and the Majority Lenders and shall cover Missouri,

     Nevada, Mississippi and Iowa Gaming Regulations and such other matters incident to the transactions contemplated herein as the Agent may reasonably request, substantially in the form of Exhibit VI-C, and (III) such other opinions of counsel and such certificates or opinions of accountants, appraisers or other professionals as the Agent shall have reasonably requested including, without limitation, receipt of an environmental report and technical reports from independent consultants in respect of the Company and the Subsidiaries of the Company and their respective properties, reasonably satisfactory to the Agent;

          (7) a solvency certificate addressed to the Agent and dated the Closing Date from the chief financial officer of the Company, which solvency certificate shall be in the form of Exhibit L (appropriately completed) to the Credit Agreement, expressing opinions of value and other appropriate factual information regarding the solvency of the Company and its Subsidiaries (on a consolidated basis) after giving effect to the Transactions and the incurrence of all financings contemplated herein;

          (8) true and correct copies of the Acquisition Agreements, which shall not have been amended without the Agent's consent (which consent shall not be unreasonably withheld or delayed) and which shall be in full force and effect and each of the conditions to purchase contained therein shall have been performed or complied with substantially on the terms set forth therein and not waived without the Agent's consent (which consent shall not be unreasonably withheld or delayed);

          (9) (i) executed or conformed copies of the Credit Agreement and any amendments thereto made on or prior to the Closing Date and a copy of each legal opinion delivered in connection with the Credit Agreement, and the terms and provisions of the Credit Agreement and all documents and instruments relating thereto shall be reasonably satisfactory to the Agent,
     (ii) an Officers' Certificate from the Company certifying that the Credit Agreement is in full force and effect on the Closing Date and (iii) an Officers' Certificate from the Company to the effect that such party has performed or complied with all agreements and conditions contained in the Credit Agreement, except where such agreements or conditions would not reasonably be expected to have a Material Adverse Effect; the Company shall have received $475.0 million in cash on the Closing Date from borrowings under the Credit Agreement; and

          (10) a notation of Guarantee, executed and delivered by each Guarantor, dated the date of this Agreement, substantially in the form of
     Exhibit VIII, as applicable.

         B. On or prior to the Closing Date, (A) all necessary governmental (domestic and foreign), regulatory and third party approvals in connection with the Transactions including, but not limited to all authorizations, consents and approvals of the relevant Gaming Authorities (except those described in Section 12.24), shall have been obtained and remain in full force and effect and all applicable waiting periods under Law applicable to the Acquisitions shall have expired without any action being taken by any competent authority (including without limitation, any Tribunal) which restrains, prevents or imposes materially adverse conditions upon the completion of the Acquisitions or the financing thereof and evidence of the receipt of such authorizations, consents and approvals satisfactory to the Agent shall have been delivered to the Agent and (B) all necessary material governmental (domestic and foreign), regulatory and third party approvals in connection with any Existing Debt which are to remain outstanding after the Closing Date and the consummation of the Transactions shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Agent. On the Closing Date, no litigation by any entity (private or governmental) shall be pending or threatened in writing (i) with respect to the Transactions or any documentation executed in connection therewith (including any Loan Document) or the transactions contemplated thereby or with respect to any Existing Debt or (ii) which the Agent shall reasonably determine would reasonably be likely to have
(x) a materially adverse effect on the Transactions or on the rights or remedies of the Agent or the Lenders or on the ability of the Company or any of its Subsidiaries to perform their respective obligations hereunder to the Agent and the Lenders or (y) a Material Adverse Effect.

         C. On or before the Closing Date, the Company shall have paid to Bankers Trust Corporation the fees payable on the Closing Date pursuant to
Section 2.4.

         D. The Company shall have received valid tenders and consents of the holders of at least 51% of the outstanding principal amount of the Ameristar 10.50% Notes pursuant to the Tender Offer, and the Company shall have, simultaneously with the funding of the Bridge Loan, purchased all Ameristar 10.50% Notes so tendered pursuant to the Tender Offer and shall have executed a supplemental indenture therefor.

         E. Simultaneously with the making of the Bridge Loan by the Lenders, the Company shall have delivered to the Agent an Officers' Certificate from the Company in form and substance satisfactory to the Agent to the effect that (i) the representations and warranties in Section 4 are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, (ii) on or prior to the Closing Date, the Company has performed and complied with in all material respects all covenants and conditions to be performed and observed by the Company hereunder on or prior to the Closing Date (other than such conditions the satisfaction of which is subject to the satisfaction of the Agent and/or the Majority Lenders) and (iii) all conditions to the consummation of the Acquisitions in the Acquisition Agreements have been satisfied substantially on the terms set forth therein and have not been waived or amended without the Agent's prior written consent (which consent shall not be unreasonably withheld or delayed).

         F. No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by the Notice of Borrowing which would constitute an Event of Default or Default.

         G. The pro forma consolidated capital structure of the Company and its Subsidiaries, after giving effect to the Transactions, shall be consistent with the capital structure contemplated in the Commitment Letter, and other than the Bridge Loan and the Credit Agreement and the Existing Debt, the Company and its Subsidiaries, after giving effect to, and upon consummation of, the Transactions, shall have no outstanding indebtedness for money borrowed.

         H. The Company shall have entered into an agreement to engage Deutsche Bank Securities Inc. (the "Take-Out Bank") reasonably satisfactory to the Agent providing that the Take-Out Bank will, to the extent that the Company deems it necessary and advisable, publicly sell or privately place the Demand Take-Out Notes, and such agreement shall be in full force and effect.

         I. (i) There shall not have occurred since June 30, 2000 (and the Lenders shall have become aware of no facts or conditions not previously known to the Lenders) anything which the Lenders shall reasonably determine could have a material adverse effect on the rights or remedies of the Lenders, or on the ability of the Company to perform its obligations to the Lenders or which could reasonably be expected to have a materially adverse effect on the business, property, assets, nature of assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Company after giving effect to the Transactions; (ii) trading in securities generally on the New York or American Stock Exchange shall not have been suspended; minimum or maximum prices shall not have been established on any such exchange; (iii) a banking moratorium shall not have been declared by New York or United States authorities; or (iv) there shall not have occurred either (A) an outbreak or escalation of hostilities between the United States and any foreign power, or
(B) an outbreak or es calation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the general financial markets of the United States since the date of the Commitment Letter which, in each case, in the reasonable judgment of the Agent, would materially and adversely affect the ability to sell or syndicate the Bridge Loan or to sell or place the Demand Take-Out Notes.

         J. The Agent and its counsel shall be satisfied that the consummation of the Acquisitions and the related financing, including the funding of the Bridge Loan, shall be in compliance with all applicable Laws (including without limitation Regulation T, U or X of the Board of Governors of the Federal Reserve System).

         K. Copies of the Projections shall have been made available to the Agent.

         L. On or prior to the Closing Date, there shall have been made available to the Agent true and correct copies of the following documents, in each case as the same will be in effect on the Closing Date after the consummation of the Transactions:

          (1) any material employment agreements entered into by the Company or any of its Subsidiaries in connection with the Acquisitions (collectively, the "Employment Agreements"); and

          (2) all agreements evidencing or relating to Existing Debt of the Company or any of its Subsidiaries after giving effect to the Transactions (other than Existing Debt in the aggregate not in excess of $1.0 million);

all of which Employment Agreements and Existing Debt agreements shall be in form and substance reasonably satisfactory to the Agent and the Majority Lenders and shall be in full force and effect on the Closing Date.

         M. Simultaneously with the making of the Bridge Loan by the Lender, the Acquisitions shall have been consummated on the terms set forth in the Acquisition Agreements and no conditions set forth therein shall have been waived or amended without the Agent's prior written consent.

         3.2 Conditions to Term Loan

         The obligation of the Lenders to make the Term Loan on the Conversion Date is subject to the prior or concurrent satisfaction or waiver of the following conditions precedent:

          A. The Agent shall have received in accordance with the provisions of
     Section 2.2B an originally executed Notice of Conversion.

          B. An Event of Default or Default shall not have occurred and be continuing under Section 7.6 or 7.7.

          C. No Event of Default or Default (whether matured or not) shall have occurred and be continuing under Section 7.1.

          D. No Event of Default or Default shall have occurred under Section 7.2; provided that for purposes of this Section 3.2D the reference to $10,000,000 in Section 7.2 shall be deemed to be $5,000,000; provided, further, that if an event described in this Section 3.2D is continuing at the Conversion Date but 10 days has not passed since the date of written notice of the commencement of such 10-day period from the Majority Lenders (the "Grace Period"), the Conversion Date shall be deferred until the earlier to occur of (x) the cure of such event or (y) the expiration of such Grace Period.

          E. On the Conversion Date, the Agent shall have received an Officers' Certificate from the Company, dated the Conversion Date and satisfactory in form and substance to the Agent, to the effect that the conditions in this
     Section 3.2 are satisfied on and as of the Conversion Date.

          F. The Company shall have executed and delivered to the Agent on the Conversion Date for delivery to the Lenders Term Notes dated the Conversion Date substantially in the form of Exhibit II to evidence the Term Loan, in the principal amount of (which principal amount shall be the aggregate principal amount of the Bridge Loan outstanding on the Conversion Date) the Term Loan and with other appropriate insertions.

          G. The Company shall have paid any fees owing pursuant to Section 2.4 in cash to Bankers Trust Corporation.

          H. The conversion to the Term Loan shall not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of the Board.

SECTION 4 REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to enter into this Agreement and to make the Loans, the Company represents and warrants to the Lenders that, at the time of execution hereof and after consummation of the Transactions, the following statements are true, correct and complete:

         4.1 Company Status

         Each of the Company and its Subsidiaries (i) is a duly organized and validly existing company in good standing under the laws of the jurisdiction of its organization, (ii) has the company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification except for failures to be so qualified which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         4.2 Company Power and Authority

         Each of the Company and its Subsidiaries has the power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is a party and has taken all necessary company action to authorize the execution, delivery and performance by it of each of such Documents. Each of the Company and its Subsidiaries has duly executed and delivered each of the Documents to which it is a party, and each of such Documents constitutes the legal, valid and binding obligation of such party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         4.3 No Violation

         Neither the execution, delivery or performance by the Company or any of its Subsidiaries of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor consummation of the transactions contemplated therein (i) will contravene any material provision of any applicable law, statute, rule or regulation or of any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Credit Agreement) upon any of the material properties or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Company or any of its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject (including, without limitation, the indenture relating to the Ameristar 10.50% Notes, the Credit Agreement and, on and after the execution and delivery thereof, the indentures relating to the Exchange Notes, the Demand Take-Out Notes and the Take-Out Securities), or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of the Company or any of its Subsidiaries.

         4.4 Governmental Approvals

         Subject to certain filings which must be made with the Mississippi Gaming Commission in connection with the Take-Out Securities and except for the approvals described in Section 12.24 hereof or Section 13.17 of the Credit Agreement, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date when required and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the Transactions, (ii) the execution, delivery and performance of any Document or (iii) the legality, validity, binding effect or enforceability of any such Document.

         4.5 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc.

         (a) The balance sheets, statements of operations, statements of stockholders' equity, statements of changes in stockholders' equity and statements of cash flows of the Company and its Subsidiaries as furnished to the Lenders prior to the Closing Date fairly present the financial condition and operations of the Company and its Subsidiaries at and for the periods indicated. All such financial statements have been prepared in accordance with GAAP, consistently applied. After giving effect to the Transactions, since June 30, 2000, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

         (b)(i) On and as of the Closing Date, after giving effect to the Transactions and to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by the Company and its Subsidiaries in connection therewith, (a) the sum of the assets, at a fair valuation, of the Company and its Subsidiaries will exceed their debts; (b) the Company and its Subsidiaries taken as a whole have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature; and (c) the Company and its Subsidiaries taken as a whole will have sufficient capital with which to conduct their businesses. For purposes of this Section 4.5(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         (c) Except as fully disclosed in the financial statements delivered pursuant to Section 4.5(a) or as disclosed in writing to the Lenders prior to the Closing Date, there were as of the Closing Date no liabilities or obligations with respect to the Company or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Company or to the Company and its Subsidiaries taken as a whole. As of the Closing Date the Company does not know of any basis for the assertion against it of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pur-suant to Section 4.5(a) which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         (d) On and as of the Closing Date, the financial projections dated as of November 2000 (the "Projections") previously delivered to the Agent and the Lenders have been prepared on a basis consistent with the financial statements referred to in Section 4.5(a) (other than as set forth or presented in such Projections), and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Company to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein. On the Closing Date, the Company believed that the Projections were reasonable estimates of the Company's anticipated performance, based on good faith assumptions and the best information available to the Company as of the date of delivery thereof and as of the Closing Date.

         4.6 Litigation

         There are no actions, suits or proceedings pending or, to the best knowledge of the Company, threatened (i) with respect to any Document on the Closing Date or (ii) that could reasonably be expected to have a Material Adverse Effect

         4.7 True and Complete Disclosure

         All factual information (taken as a whole) furnished by or on behalf of the Company or any of its Subsidiaries in writing to the Agent or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Documents or any transaction contemplated herein or therein is, and all other such information (taken as a whole) hereafter furnished by or on behalf of any such Person in writing to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided; provided that with respect to projected financial information, the only representations and warranties made hereby are that such information was prepared based on good faith estimates and assumptions made by management of the Company believed to be reasonable at the time made and that there are no statements or conclusions in any such information which are based upon or include information known to the executive officers of the Company to be misleading or which fail to take into account material information regarding the matters reported therein.

         4.8 Tax Returns and Payments

         Each of the Company and its Subsidiaries has timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods, with the appropriate taxing authority, all Federal and all material state and foreign returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Company and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the Company and its Subsidiaries, as the case may be, for the periods covered thereby. Each of the Company and its Subsidiaries has paid all material taxes payable by them other than taxes which are not delinquent or are being contested in good faith and for which adequate reserves have been established in accordance with GAAP. Except as disclosed in the financial statements referred to in Section 4.5(a), as of the Closing Date there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Company or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Company or any of its Subsidiaries. As of the Closing Date, except as set forth in Schedule A, neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Company or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Company nor any of its Subsidiaries has incurred, or will incur, any material income tax liability in connection with the Transactions and the other Transactions contemplated hereby (other than as a result of the operations after the Closing Date of properties acquired in the Transactions)

         4.9 Compliance with ERISA

         As of the Closing Date, neither Company, any Subsidiary or any ERISA Affiliate sponsors, contributes to or maintains a Plan or has any actual or contingent liability under any Plan. To the extent that Company, any Subsidiary or any ERISA Affiliate becomes the sponsor, contributes to or maintains a Plan or has any actual or contingent liability under a Plan, Company shall schedule such Plan. To the extent applicable, each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws including, without limitation, ERISA and the Code; each Plan (and each re lated trust, if any) which is intended to be qualified under
Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred with respect to a Plan; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has a material Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or
4975 of the Code or reasonably expects to incur any such liability under any of the foregoing Sections with respect to any Plan; no condition exists which presents a material risk to the Company or any of its Subsidiaries or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; to the knowledge of Company, Subsidiary and each ERISA Affiliate, no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending or, to the knowledge of Company, Subsidiary and each ERISA Affiliate, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Company, its Subsidiaries and their ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $5,000,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Company, any Subsidiary of the Company, or any ERISA Affiliate has at all times been operated in compliance in all material respects with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Company or any Subsidiary of the Company or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Company and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability

         4.10 Representations and Warranties in Documents

         All representations and warranties by the Company and its Subsidiaries set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Closing Date as if such representations or warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date.

         4.11 Properties

         Each of the Company and its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by them, including all property reflected in the balance sheets referred to in Section 4.5(a) and in the Pro

Forma Balance Sheet (except as sold or otherwise disposed of since the respective dates of such balance sheets in the ordinary course of business or as otherwise permitted by this Agreement), free and clear of all Liens, other than
(i) as referred to in the balance sheets or in the notes thereto or (ii) Liens not prohibited by Section 6.2.

         4.12 Capitalization

         On the Closing Date and after giving effect to the Transactions and the other Transactions contemplated hereby, the authorized capital stock of the Company shall consist of 30,000,000 shares of common stock, $0.01 par value per share, 20,441,254 of which shares are outstanding. All such outstanding shares of common stock have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. As of the Closing Date, other than options held by officers, directors, employees and consultants, neither the Company nor its Subsidiaries has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

         4.13 Subsidiaries

         On and as of the Closing Date, the Company has no Subsidiaries other than those Subsidiaries listed on Schedule B. Schedule B correctly sets forth, as of the Closing Date, the percentage ownership (direct and indirect) of the Company in each class of capital stock or other equity interests of each of its Subsidiaries and also identifies the direct owner thereof. All outstanding shares of capital stock of each Subsidiary of the Company have been duly and validly issued, are fully paid and nonassessable and have been issued free of preemptive rights. Except as set forth on Schedule B, no Subsidiary of the Company has out standing any securities convertible into or exchangeable for its capital stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

         4.14 Compliance with Statutes, etc.

         Each of the Company and its Subsidiaries and each of their respective Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (excluding applicable statutes, regulations, orders and restrictions relating to environmental standards and controls, which matters are covered under Section 4.17), except such noncompliances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         4.15 Investment Company Act

         Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         4.16 Public Utility Holding Company Act

         Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.17 Environmental Matters

         Except for matters that either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect or as is set forth on Schedule F:

          (a) Each of the Company and its Subsidiaries has complied and is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no past, pending or, to the best knowledge of the Company or any of its Subsidiaries, threatened Environmental Claims against the Company or any of its Subsidiaries or any Real Property currently or, to the best knowledge of the Company or any of its Subsidiaries, previously owned or operated by the Company or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property cur rently owned or operated by the Company or any of its Subsidiaries or, to the best knowledge of the Company or any of its Subsidiaries, on any formerly owned or operated Real Property or any property adjoining or in the vicinity of any currently owned or operated Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any currently owned or operated Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Company or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned or operated by the Company or any of its Subsidiaries except in compliance with all Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property by the Company's or such Subsidiary's business. There are not now any underground storage tanks owned or operated by the Company or any of its Subsidiaries located on any Real Property owned or operated by the Company or any of its Subsidiaries

         4.18 Labor Relations

         Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries and (iii) to the best knowledge of the Company, no concerted and continuous effort to organize a union with respect to the employees of the Company or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

         4.19 Patents, Licenses, Franchises and Formulas

         Except as described on Schedule C, each of the Company and its Subsidiaries owns all patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, reasonably necessary for the present conduct of its business, without any known conflict with the rights of others, which, or the failure to own or obtain which, as the case may be, would be reasonably likely to result in a Material Adverse Effect.

         4.20 Indebtedness

         Schedule D sets forth a true and complete list of all Indebtedness (exclusive of Indebtedness pursuant to (x) this Agreement and (y) the Credit Agreement) of the Company and its Subsidiaries as of the Closing Date and which is to remain outstanding after giving effect to the Transactions and the incurrence of the Bridge Loan on such date, in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt. The Company certifies that it has provided true and complete copies of all agreements evidencing or relating to Existing Debt (as defined in the Credit Agreement) of the Company or any of its Subsidiaries after giving effect to the Transactions (other than Existing Debt in the aggregate not in excess of $1.0 million);

         4.21 Transactions

         As of the Closing Date and after giving effect to the application of the proceeds thereof, the Transactions are being consummated in all material respects in accordance with the terms of the respective Documents and all applicable laws. As of the Closing Date, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transactions will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained), except (x) where the failure to so obtain, give, file or take would not have a Material Adverse Effect; and (y) filings of reports of transactions required to be filed after the Closing Date as provided in Section 13.17 of the Credit Agreement and other matters set forth in Section 13.17 of the Credit Agreement. All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transactions. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transactions, or the making of the Loans hereunder or the performance by the Company or any Guarantor of its obligations under the respective Documents. All actions taken by the Company and each Guarantor pursuant to or in furtherance of the Transactions have been taken in material compliance with the respective Documents and all applicable laws.

         4.22 Insurance

         Set forth on Schedule E hereto is a true, correct and complete summary of all material insurance carried by each of the Company and its Subsidiaries on and as of the Closing Date, with the amounts insured set forth therein.

         4.23 No Default

         No event has occurred and is continuing which constitutes a Default or an Event of Default.

         4.24 Compliance with Contracts, etc.

         None of the Company or any of its Subsidiaries is (A) in violation of its certificate of incorporation, bylaws or other organizational documents or
(B) in violation of any applicable law, ordinance, administrative or governmental rule or regulation, or (C) in default (nor will an event occur which with notice or passage of time or both would constitute such a default) under or in violation of any indenture or loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected, except, with respect to clauses (B) and (C), for such violations or defaults that would not, singly or in the aggregate, have a Material Adverse Effect.

         4.25 Use of Proceeds; Margin Stock, etc.

         The proceeds of the Bridge Loan will be used solely for the purposes specified herein. Neither the making of the Loans nor the use of proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X, of the Board of Governors of the Federal Reserve System.

         4.26 Survival of Representations and Warranties

         Subject to Section 12.10B, all representations and warranties in the Loan Documents shall survive delivery of the Bridge Notes and the making of the Bridge Loan and shall continue until repayment of the Notes and the Obligations, and any investigation at any time made by or on behalf of the Lenders shall not diminish the Lenders' right to rely thereon.

         4.27 Guarantees

         Each future Guarantor shall, on the date it executes and delivers a Guarantee hereunder, have the full corporate power, authority and capacity to execute and deliver such Guarantee and to perform all of its obligations to be performed thereunder; all corporate and other acts, conditions and things required to be done and performed or to have occurred prior to such execution and delivery to constitute such Guarantee as a valid and legally binding ob ligation of such Guarantor enforceable in accordance with its terms shall have been done and performed and shall have occurred in due compliance with all applicable Laws; on the date of such execution and delivery, the execution, delivery and performance of such Guarantee by such Guarantor will not (i) violate any provision of Law, (ii) violate any provision of the charter or bylaws of such Guarantor, or (iii) result in a breach of, a default under (including, without limitation, any event which with notice or lapse of time, or both, would constitute a breach of or a default under), or the creation of any Lien on the properties or assets of such Guarantor, the Company or any other Subsidiary of the Company under any Contract to which such Guarantor or the Company or any other Subsidiary of the Company is a party or by which the properties or assets of such Guarantor, the Company or any other Subsidiary of the Company may be bound or affected, except, in the case of clauses (i) and
(iii) for such violations, breaches, defaults or Liens which would not, individually or in the aggregate, have a Material Adverse Effect; on the date of such execution and delivery, each Guarantee executed and delivered by a Guarantor shall constitute legal, valid, binding and unconditional obligations of the Guarantor executing and delivering it to the Lenders hereunder, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         4.28 Senior Subordinated Indenture; etc.

         Each of the Company and the Guarantors shall (to the extent such documents are executed), on the date it executes and delivers the Senior Subordinated Indenture and the Exchange Notes and the Demand Take-Out Notes and the indenture governing the Demand Take-Out Notes (or the guarantees related thereto, as the case may be), have the full corporate power, authority and capacity to do so and to perform all of its obligations to be performed thereunder; all corporate and other acts, conditions and things required to be done and performed or to have occurred prior to such execution and delivery to constitute them as valid and legally binding obligations of the Company enforceable against the Company and the Guarantors in accordance with their respective terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), shall have been done and performed and shall have occurred in due compliance with all applicable Laws; on the date, if any, of such execution and delivery by the Company and the Guarantors, the Senior Subordinated Indenture and the Exchange Notes and the Demand Take-Out Notes (and the guarantees) and the indenture governing the Demand Take-Out Notes shall constitute legal, valid, binding and unconditional obligations of the Company and the Guarantors, as the case may be, enforceable against the Company and the Guarantors, as the case may be, in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

SECTION 5 AFFIRMATIVE COVENANTS

         The Company covenants and agrees that, until the Loans and the Notes and all other amounts due under this Agreement have been indefeasibly paid in full it shall perform all covenants in this Section 5 required to be performed by it:

         5.1 Financial Statements and Other Reports

         The Company will furnish to each Lender:

          (a) Monthly Reports. Within 30 days after the end of each fiscal month of the Company, the combined balance sheets of the Company and its consolidated Subsidiaries as of the end of such month and the related combined statements of income and statements of cash flows for such month and for the last elapsed portion of the fiscal year ended with the last day of such month, in each case setting forth in the statements of income only, the comparative figures for the corresponding month in the prior fiscal year.

          (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Company (subject to extension in the event of a filing with the Commission under Rule 12b-25 (an "SEC 12b-25 filing")), the combined balance sheets of the Company and its consolidated Subsidiaries as of the end of such quarter and the related combined statements of income and statements of cash flows for such quarter and for the last elapsed portion of the fiscal year ended with the last day of such quarter and setting forth in the statements of income only, the comparative figures for the corresponding quarter in the prior fiscal year and the budgeted figures for such quarter as set forth in the respective budget delivered pursuant to Section 5.01(e), (ii) the consolidating balance sheets of each of the Company's Subsidiaries as of the end of such quarter and the related consolidating statements of income and consolidating statements of cash flows for such quarter and for the elapsed portion of the fiscal year ended with the last day of such quarter, in each case setting forth in the statements of income only, the comparative figures for the corresponding quarter in the prior fiscal year and the budgeted figures for such quarter as set forth in the respective budget delivered pursuant to Section 5.01(e), and (iii) management's discussion and analysis of the important operational and financial developments during such quarterly period in respect of the Company and its Subsidiaries.

          (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Company (subject to extension in the event of an SEC 12b-25 filing), the consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related statements of income and retained earnings and of cash flows for such fiscal year and, setting forth comparative figures for the preceding fiscal year commencing fiscal year 2000 and certified, in the case of such consolidated statements, by Arthur Andersen LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Agent, together with a report of such accounting firm (which report shall be unqualified as to scope), (ii) the consolidating balance sheets of each of the Company's Subsidiaries at the end of such fiscal year and the related consolidating statement of income and retained earnings and statement of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, and (iii) management's discussions and analysis of the important operational and financial developments during such fiscal year in respect of the Company and its Subsidiaries.

          (d) Management Letters. Promptly after the receipt thereof by the Company or any of its Subsidiaries, a copy of any final "management letter" received by the Company or such Subsidiary from its certified public accountants and management's responses thereto.

          (e) Budgets. No later than 45 days following the commencement of the first day of each fiscal year of the Company, a budget in form reasonably satisfactory to the Agent prepared by the Company for (x) in the case of budgeted statements of income, each of the twelve months of such fiscal year prepared in detail, and (y) in the case of budgeted statements of sources and uses of cash and balance sheets, for such fiscal year on an annual basis and prepared in detail and for each of the five years immediately following such fiscal year prepared in summary form, accompanied by the statement of the Chief Executive Officer, President, Vice President or Chief Financial Officer of the Company to the effect that, to the best of knowledge of such Person, the budget is a reasonable estimate of anticipated performance, based on assumptions such Person believes to be reasonable, for the period covered thereby.

          (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 5.01(b) and (c), a certificate in the form of Exhibit III of the Chief Executive Officer, President, Vice President or Chief Financial Officer of the Company to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event.

          (g) Notice of Default or Litigation. Promptly, and in any event within five Business Days after an Authorized Officer of the Company obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default and (ii) any litigation or governmental investigation or proceeding (including, without limitation, any investigation by any Gaming Authority) pending against the Company or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect.

          (h) Other Reports and Filings. Promptly, copies of all (i) financial information, proxy materials and other information and reports, if any, which the Company or any of its Subsidiaries shall file with the Commission, (ii) notices of default in the observance or performance by the Company or any of its Subsidiaries of any agreement or condition relating to any Indebtedness in a principal amount equal to or exceeding $5,000,000 in the aggregate (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto and (iii) communications with holders of its public Indebtedness pursuant to the terms of the documentation governing such public Indebtedness.

          (i) Annual Meetings with Lenders. At the request of the Agent, the Company shall within 120 days after the close of each fiscal year of the Company hold a meeting at a time and place selected by the Company and acceptable to the Agent with all of the Lenders at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Company and the budgets presented for the current fiscal year of the Company and its Subsidiaries.

          (j) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Company or its Subsidiaries as any Lender may reasonably request in writing; provided that such written request shall be delivered by any such Lender to the Agent and such other information or documents shall be delivered by the Company to the Agent who shall promptly deliver same to the Lender making such written request.

         5.2 Books, Records and Inspections

         The Company shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with generally accepted accounting principles. The Company shall, and shall cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or any Lender to visit and inspect, at the Agent's or such other Lender's own expense, as the case may be (or, if a Default or Event of Default is in existence, at the Company's expense), during regular business hours, upon reasonable advance notice and under guidance of officers of the Company or such Subsidiary, any of the properties of the Company and any of its Subsidiaries, and to examine the books of account of the Company and any of its Subsidiaries and discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to any reasonable extent as the Agent or any Lender may reasonably request; provided that all such visits and inspections by each Lender shall be limited to one such inspection and visit per Lender in each year (except when a Default or Event of Default has occurred and is continuing, in which case there shall be no limitations on such inspections and visits).

         5.3 Maintenance of Property; Insurance

         The Company will, and will cause each of its Subsidiaries to, (i) keep all property necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to each Lender, upon written request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, the Company will at all times cause the liability and hazard insurance of the types described in Schedule E to be maintained (with the same scope of coverage as that described in Schedule E) at levels which are at least as great as the respective amount described opposite the respective type of insurance on Schedule E under the column headed "Minimum Amount Required to be Maintained". Notwithstanding the foregoing, if such liability and hazard insurance ceases to be available or is no longer avail-able on commercially reasonable terms, the Company may, with the consent of the Agent (not to be unreasonably withheld), cease to maintain such insurance or maintain such insurance at levels that are commercially reasonable.

         5.4 Corporate Franchises

         The Company shall, and shall cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 5.4 shall prevent (i) transactions permitted in accordance with the applicable requirements of Section
6.5 or (ii) the withdrawal by the Company or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal would not reasonably be expected to have a Material Adverse Effect.

         5.5 Compliance with Statutes, etc.

         The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects (i) with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property and (ii) with all applicable statutes, rules and regulations requiring reports and disclosures to all applicable Gaming Authorities, including, but not limited to, reporting the Transactions, within the time periods required by the regulations of the respective Gaming Authorities.

         5.6 Compliance with Environmental Laws

         Promptly upon, and in any event within thirty days after, an officer of the Company or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters which occurs after the Closing Date unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to have a Material Adverse Effect:

         (i) any material Environmental Claim pending or threatened in writing against the Company or any of its Subsidiaries or any Real Property owned, operated or occupied by the Company or any of its Subsidiaries;

         (ii) any condition or occurrence on or arising from any Real Property owned, operated or occupied by the Company or any of its Subsidiaries that (a) results in material noncompliance by the Company or any of its Subsidiaries with any applicable Environmental Law or (b) would reasonably be expected to form the basis of a material Environmental Claim against the Company or any of its Subsidiaries or any such Real Property;

         (iii) any condition or occurrence on any Real Property owned, operated or occupied by the Company or any of its Subsidiaries that would reasonably be expected to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Company or any of its Subsidiaries of such Real Property under any Environmental Law; and

         (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, operated or occupied by the Company or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Company shall deliver to the Agent all material notices received by it or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA.

         All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Company's or such Subsidiary's response thereto. In addition, the Company will provide the Lenders with copies of all material communications with any government or governmental agency and all material communications with any Person relating to any Environmental Claim of which notice is required to be given pursuant to this Section 5.6, and such detailed reports of any such Envi ronmental Claim as to which notice is required, as may reasonably be requested by the Agent or the Lenders.

         5.7 ERISA

         To the extent that Company, any Subsidiary or any ERISA Affiliate sponsors, contributes to or maintains a Plan or has any actual or contingent liability under a Plan, as soon as possible and, in any event, within ten days after the Company or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Company will deliver to each of the Lenders a certificate of an Authorized Officer of the Company setting forth the full details as to such occurrence and the action, if any, that the Company, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices then required or proposed to be given to or filed with or by the Company, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other government agency, or a Plan participant and any material notices received by such Company, such Subsidiary or ERISA Affiliate from the PBGC or any other government agency, or a Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that the Company has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application is in the reasonable opinion of the Company, likely to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 or Section 303 or 304 of ERISA of the Code with respect to a Plan; that any contribution required to be made with respect to a Plan has not been timely made; that a Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings are in the reasonable opinion of the Company likely to be or have been instituted or notice has been given to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Company, any of its Subsidiaries or any ERISA Affiliate will or is reasonably expected to incur any material liability (including any indirect, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of
ERISA; or, with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under section 4980B of the Code; or that the Company or any of its Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA or benefits the full cost of which is borne by the employee) or any Plan. The Company will deliver to each of the Lenders copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. The Company will also deliver to each of the Lenders a complete copy of the annual report (Form 5500 series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the annual report. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by the Company or any of its Subsidiaries or any ERISA Affiliate with respect to any Plan shall be delivered to the Lenders no later than ten days after the date such annual report has been filed with the Internal Revenue Service or such records, documents or other information required to be furnished to the PBGC or any other government agency or such material notice has been received by the Company, the respective Subsidiary or the ERISA Affiliate, as applicable.

         5.8 Performance of Obligations

         Subject to compliance with applicable Laws, the Company shall, and shall cause each of its Subsidiaries to, perform all of its obligations under the terms of each mort-gage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument, by which it is bound, except such non-performances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.9 Payment of Taxes

         The Company shall pay and discharge or cause to be paid and discharged, and will cause each of its Subsidiaries to pay and discharge, all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims for material sums that have become due and payable which, if unpaid, might become a lien or charge upon any properties of the Company or any of its Subsidiaries; provided that neither the Company nor any of its Subsidiaries shall be required to pay any such Tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it maintains adequate reserves with respect thereto in accordance with GAAP.

         5.10 Ownership of Subsidiaries

         Notwithstanding anything to the contrary contained in this Agreement, the Company shall at all times own, directly or indirectly, 100% of the capital stock of each of the Guarantors.

         5.11 Take-Out Financing

         A. The Company agrees that upon request (a "Request") from the Take-Out Bank made at any time prior to the Conversion Date, the Company shall take all reasonable actions necessary or desirable, to the extent within its power, so that the Take-Out Bank can, as soon as practicable after such Request, publicly offer or privately place the Demand Take-Out Notes (the "Initial Request Date"). The Company further agrees that upon notice by the Take-Out Bank (the "Take-Out Securities Notice"), at any time and from time to time following the Initial Request Date, the Company shall issue and sell Demand Take-Out Notes upon such terms and conditions as specified in the Take-Out Securities Notice. The foregoing shall not limit the Company's right to refinance the Bridge Loan by any other means.

         B. The Company agrees that it shall use its reasonable best efforts to assist the Take-Out Bank in marketing the Demand Take-Out Notes to refinance the Bridge Loan, including, without limitation, preparing an offering memorandum related thereto, making senior management and other representatives available (at mutually agreeable times) to participate in meetings with prospective investors and providing such information and assistance as the Take-Out Bank shall reasonably request during the course of such marketing process.

         5.12 Exchange of Term Notes

         On any date after the Conversion Date, the Company shall, on the 30th Business Day following receipt of (1) the written request (the "Exchange Request") of a holder of Term Notes requesting the exchange of Term Notes for Exchange Notes (and if such Term Notes are not Fixed Rate Loans, requesting the conversion to a Fixed Rate) and (2) the written consent of the Majority Lenders consenting to such exchange:

          (i) Execute and deliver, cause each Guarantor to execute and deliver, and cause a bank or trust company acting as trustee thereunder to execute and deliver, the Senior Subordinated Indenture, if such Senior Subordinated Indenture has not previously been executed and delivered;

          (ii) Execute and deliver to such holders or beneficial owners in accordance with the Senior Subordinated Indenture notes in the form attached to the Senior Subordinated Indenture (the "Exchange Notes") bearing a fixed interest rate equal to the Fixed Rate in exchange for such Term Notes dated the date of the issuance of such Exchange Notes, payable to the order of such holder or owner, as the case may be, in the same principal amount as such Term Notes being exchanged, and cause each Guarantor to endorse its guarantee thereon; and

          (iii) Execute and deliver, and cause each Guarantor to execute and deliver, to such holder or owner, as the case may be, a Registration Rights Agreement in the form of Exhibit V, if such Registration Rights Agreement has not previously been executed and delivered or, if such Registration Rights Agreement has previously been executed and delivered and such holder or owner is not already a party thereto, permit such holder or owner to become a party thereto.

         The principal amount of the Term Notes to be exchanged pursuant to this
Section 5.13 shall be at least $5,000,000 and integral multiples of $10,000 in excess thereof. Term Notes delivered to the Company under this Section 5.12 in exchange for Exchange Notes shall be canceled by the Company and the corresponding amount of the Term Loan deemed repaid and the Exchange Notes shall be governed by and construed in accordance with the terms of the Senior Subordinated Indenture.

         The bank or trust company acting as trustee under the Senior Subordinated Indenture shall at all times be a corporation organized and doing business under the laws of the United States of America or the State of New York, in good standing and having its principal offices in the Borough of Manhattan, in The City of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority.

         5.13 Payments in U.S. Dollars

         All payments of any Obligations to be made hereunder or under the Notes by the Company or any other obligor with respect thereto shall be made solely in U.S. Dollars or such other currency as is then legal tender for public and private debts in the United States of America.

         5.14 Register

         The Company hereby designates the Agent to serve as the Company's agent, solely for purposes of this Section 5.14, to maintain a register (the "Register") on which they will record the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Company's obligations in respect of such Loans. With respect to any Lender, the transfer of the Loan Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Loan Commitments shall not be effective until such transfer is recorded on the Register maintained by the Agent with re spect to ownership of such Loan Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Loan Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loan Commitments and Loans shall be recorded by the Agent on the Register only upon the receipt by the Agent of a properly executed and delivered assignment and assumption agreement pursuant to Section 12.2A. Coincident with the delivery of such an assignment and assumption agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes of the same type and in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender.

SECTION 6 NEGATIVE COVENANTS

         The Company covenants and agrees that until the satisfaction in full of the Loans and the Notes and all other Obligations due under this Agreement it will fully and timely perform all covenants in this Section 6.

         6.1 Limitation on Incurrence of Additional Indebtedness

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that, at any time after the Conversion Date, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary of the Company that is not or will not, upon such incurrence, become a Guarantor may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

         6.2 Limitation on Liens

         The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Closing Date or acquired after the Closing Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

          (1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens, in each case until such time as such Liens no longer secure other Indebtedness or obligations; and

          (2) in all other cases, the Notes are equally and ratably secured, in each case until such time as such Liens no longer secure other Indebtedness or obligations, except for:

               (a) Liens existing as of the Closing Date to the extent and in the manner such Liens are in effect on the Closing Date;

               (b) Liens securing Senior Debt and Liens securing Guarantor Senior Debt;

               (c) Liens securing the Notes and the Guarantees;

               (d) Liens of the Company or a Guarantor on assets of any Restricted Subsidiary of the Company;

               (e) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Agreement and which has been incurred in accordance with the provisions of this Agreement; provided, however, that such Liens:
          (i) are not materially less favorable to the Holders and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

               (f) Permitted Liens.

          6.3 Limitation on Restricted Payments

          (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock;

          (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

          (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or a Guarantor that is subordinate or junior in right of payment to the Notes (except for the purchase, defeasance, redemption, prepayment or other acquisition of such subordinate or junior Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

          (4) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment").

          (b) Notwithstanding clause (a) above and (c) below (once clause (c) becomes operative), the provisions set forth in the immediately preceding paragraph do not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

          (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the appli-cation of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;


          (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or (b) Refinancing Indebtedness;

          (4) if no Default or Event of Default exists or would result therefrom, (A) the Company may pay amounts required for any repurchase, redemption or other acquisition for value of any capital stock or options to acquire capital stock of the Company held by any director, officer, employee or consultant of the Company or any of its Subsidiaries pursuant to any equity subscription agreement or stock option agreement

          (5) or similar agreement, or otherwise upon their death, disability, retirement or termination of employment or departure from the board of directors of the Company (provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired capital stock and options (other than payments described in clause (4)(B)) shall not exceed (x) $1,000,000 in any twelve-month period or (y) $5,000,000 in the aggregate from and after the Closing Date) and (B) in addition to the amounts set forth in clause 4(A) the Company may pay amounts required under the Missouri Stock Option Agreements in effect on the Closing Date if the trading market for the common stock of the Company is not sufficiently liquid as provided therein;

          (6) the redemption or repurchase of any Capital Stock or Indebtedness of the Company, including the Notes, if required by any Gaming Authority or if determined, in the good faith judgment of the Board of Directors, to be necessary to prevent the loss or to secure the grant or reinstatement of any gaming license or other right to conduct lawful gaming operations; and after the Conversion Date, Restricted Payments in an amount not to exceed $5.0 million in the aggregate.

         (c) Notwithstanding clause (a) above, subsequent to the Conversion Date, if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall not have occurred and be continuing and (ii) the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 6.1, the Company may make Restricted Payments in an aggregate amount from the Closing Date not in excess of the sum of:

          (v) 25% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Closing Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

          (w) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Conversion Date and on or prior to the Reference Date of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock); plus

          (x) the aggregate principal amount (or accreted value, if less) of Indebtedness of the Company issued since the Conversion Date (other than Indebtedness issued to or held by a Subsidiary) that has been converted into Qualified Capital Stock (other than Capital Stock issued or sold to a Subsidiary);

          (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock subsequent to the Conversion Date; and

          (z) without duplication, the sum of (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Conversion Date whether through interest payments, principal payments, dividends or other distributions or payments; (2) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); and (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary; provided, however, that the sum of clauses (1), (2) and (3) of this clause (z) shall not exceed the aggregate amount of all such Investments made subsequent to the Conversion Date.

         In determining the aggregate amount of Restricted Payments in accordance with clause (c), amounts expended pursuant to clauses (b)(1), (b)(2)
(ii), (b)(3)(iii)(a), (b)(4), (b)(5) and (b)(6) shall be included in such calculation. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

         6.4 Prohibition on Incurrence of Senior Subordinated Debt

         The Company will not, and will not permit any Restricted Subsidiary that is a Guarantor to, directly or indirectly, (x) prior to the Conversion Date, incur or suffer to exist any Indebtedness (other than the Notes, the Exchange Notes and the Take-Out Securities) that is by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to any other Indebtedness of the Company or of such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Loans and the Notes and the Guarantees to the same extent and in the same manner as such Loans and Notes and Guarantees are subordinated to the Credit Agreement and (y) after the Conversion Date, incur or suffer to exist any Indebtedness that by its terms would rank senior in right of payment to the Notes or any Guarantee, as the case may be, and would rank subordinate in right of payment to any other Indebtedness of the Company or of such Guarantor, as the case may be.

         6.5 Merger, Consolidation and Sale of Assets

         (a) Prior to the Conversion Date, the Company shall not, nor shall it cause or permit any of the Guarantors to (i) enter into any transaction, or series of related transactions, of merger, amalgamation, consolidation or combination, (ii) consolidate, liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (iii) directly or indirectly convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or in a series of transactions, in the case of this clause (iii), all or substantially all of its business, property or assets, whether now owned or hereafter acquired, or (iv) consummate any Asset Acquisition, except:

          (i) in connection with the Acquisitions;

          (ii) the Company or any Guarantor may merge with an Affiliate incorporated solely for the purposes of reincorporating the Company or such Subsidiary Guarantor in another jurisdiction;

          (iii) any Guarantor may be merged, amalgamated, consolidated or combined with or into the Company or any Guarantor or be liquidated, wound up or dissolved, or all or substantially all of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or in a series of transactions, to the Company or to any Guarantor; provided, however, that (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) in the case of such a merger, amalgamation, consolidation or combination of the Company and a Guarantor, the Company shall be the continuing or surviving corporation, and (C) the surviving entity (I) continues to be bound as such under this Agreement or the

     Guarantee of such Guarantor, as the case may be, and (II) executes and delivers to the Agent immediately upon consummation of such transaction a written confirmation or acknowledgment to such effect, in form and substance satisfactory to the Agent, together with evidence of appropriate corporate power, authority and action and a written legal opinion in form and substance satisfactory to the Agent to the effect that this Agreement and such Guarantee continue to be a legal, valid and binding obligation of such entity, enforceable against such entity in accordance with its terms (subject to customary exceptions in respect of bankruptcy, insolvency and other equitable remedies), and with respect to such other matters as the Agents may reasonably request; and

          (iv) the Company or any Restricted Subsidiary may make an Asset Acquisition so long as the total consideration for such acquisition pursuant to this Section 6.5(a)(iv) shall not exceed $1.0 million (including Acquired Indebtedness) and the total consideration for all of such acquisitions pursuant to this Section 6.5(a)(iv) shall not exceed $2.5 million (including Acquired Indebtedness) in the aggregate.

          (b) After the Conversion Date, the Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

          (1) either:

               (a) the Company shall be the surviving or continuing corporation; or

               (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

                    (x) shall be a corporation organized and validly existing
               under the laws of the United States or any State thereof or the District of Columbia; and

                    (y) shall expressly assume, by supplemental agreement (in
               form and substance satisfactory to the Agent), executed and delivered to the Agent, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Agreement and the Registration Rights Agreement on the part of the Company to be performed or observed;

          (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (a) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 6.1;

          (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

          (4) the Company or the Surviving Entity shall have delivered to the Agent an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Agreement and that all conditions precedent in this Agreement relating to such transaction have been satisfied.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          (c) After the Conversion Date, no Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Agreement in connection with any sale of such Guarantor in a transaction complying with Section 6.12) will, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

          (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

          (2) such entity assumes by supplemental agreement all of the obligations of the Guarantor on the Guarantee;

          (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (2) of the first paragraph of this covenant.

          Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause
(b)(4) of this covenant.

          (d) Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement and the Notes with the same effect as if such surviving entity had been named as such and the Company shall be released from the obligations under the Notes and this Agreement except in the case of a lease of the Company's assets and except with respect to any obligations under the Notes and this Agreement that arise from, or related to, such transaction.

          6.6 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

          (1) pay dividends or make any other distributions on or in respect of its Capital Stock;

          (2) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

          (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of:

               (a) applicable law, including restrictions imposed by applicable gaming laws or any applicable Gaming Authority;

               (b) the Loan Documents;

               (c) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company;

               (d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries or the properties or assets of the Person so acquired;

               (e) agreements existing on the Closing Date to the extent and in the manner such agreements are in effect on the Closing Date, including the Credit Agreement;

               (f) the provisions of security or pledge agreements or mortgages (or similar agreements) granting a Permitted Lien or restricting transfers of the assets secured thereby;

               (g) FF&E Financing, Purchase Money Indebtedness or Capitalized Lease Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
          (3) above on the property so acquired; or

               (h) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d), (e), (f) or (g) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d), (e), (f) or (g).

          6.7 Limitations on Transactions with Affiliates

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph
(c) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

          (b) All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined in its good faith judgment that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Agent.

          (c) The restrictions set forth in the paragraphs (a) and (b) of this
Section 6.7 shall not apply to:

          (1) reasonable fees and compensation paid to, indemnity provided on behalf of, and any benefits provided pursuant to any employee benefit plan or any similar arrangement (including any option or stock purchase plan) on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

          (2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by this Agreement and; provided, further, in each case, that no Affiliate of the Company (other than another Restricted Subsidiary or a director owning qualifying shares) owns Capital Stock of any such Restricted Subsidiary;

          (3) any agreement as in effect as of the Closing Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Closing Date;

          (4) loans or advances to officers or employees of the Company or any Restricted Subsidiary made in the ordinary course of business of the Company or such Restricted Subsidiary in accordance with the past practice of the Company; provided that any such loan in excess of $250,000 must be approved by a majority of the members of the Board of Directors who are disinterested in the transaction;

          (5) Restricted Payments permitted by this Agreement; and

          (6) the issuance of Qualified Capital Stock.

          6.8 Subsidiary Stock

          Except for any sale of 100% of the Capital Stock or other equity securities of any of the Company's Restricted Subsidiaries in compliance with the provisions of Section 6.6, the Company will not and will not permit any of its Restricted Subsidiaries to directly or indirectly sell or dispose of any shares of Capital Stock or other equity securities of any of its Restricted Subsidiaries, except (i) to qualify directors if required by applicable law,
(ii) to the Company or to a Wholly-Owned Restricted Subsidiary of the Company or
(iii) Asset Sales made in compliance with this Agreement.

          6.9 Conduct of Business

          The Company and its Restricted Subsidiaries will not engage in any businesses other than Permitted Lines of Business.

          6.10 Amendments or Waivers of Certain Documents

          The Company shall not, nor shall it cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any amendment, modification, supplement or waiver with respect to the Credit Agreement as in effect on the Closing Date that would modify any of the provisions thereof in respect of issuances of Take-Out Securities, the Term Notes or the Exchange Notes in a manner materially adverse to the Lenders.

          6.11 Refinancing of the Loans in Part

          The Company shall not, nor shall the Company cause or permit any of its Restricted Subsidiaries to, Incur any Indebtedness to Refinance the Loans in part other than the Take-Out Securities or the Demand Take-Out Notes, unless the terms, conditions, covenants, events of default and other provisions in respect of the instruments evidencing the Indebtedness Incurred to Refinance the Loans in part shall have been approved in writing by the Agent (which approval shall not be unreasonably delayed or withheld) prior to the Incurrence of any such Indebtedness.

          6.12 Limitation on Asset Sales

          (a) Prior to the Conversion Date, the Company shall not, nor shall it cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale other than the Disposition; provided, that all of the Net Cash Proceeds in respect thereof are applied by the Company or a Restricted Subsidiary of the Company in accordance with Section 2.5A(ii)(a).

          (b) After the Conversion Date, the Company shall not, nor shall it cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless

          (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Capital Stock sold or issued or otherwise disposed of (as determined in good faith by the Company's Board of Directors),

          (2) at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents, and is received at the time of such disposition (provided that, for purposes of this clause (2) the following will be considered "cash" or "Cash Equivalents"):

          (i) any Senior Debt or Guarantor Senior Debt that is assumed by the transferee of any such assets, to the extent the Company or such Restricted Subsidiary is released from any further liability; and

          (ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 30 days after receipt,

          (3) all of the Net Cash Proceeds in respect thereof are applied by the Company or a Restricted Subsidiary of the Company in accordance with
     Section 2.5A(ii)(a),

          (4) the Net Cash Proceeds from any single Asset Sale under this
     Section 6.12(b) do not exceed $5.0 million; and

          (5) the Net Cash Proceeds from all such Asset Sales permitted under this Section 6.12(b) do not exceed $25.0 million.

          6.13 Additional Subsidiary Guarantees

          If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Restricted Subsidiary having total assets with a book value in excess of $500,000, then such transferee or acquired or other Restricted Subsidiary shall:

          (1) unconditionally guarantee all of the Company's obligations under this Agreement; and

          (2) deliver to the Lenders an opinion of counsel that such guarantee has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Agreement.

          It is understood and agreed that in the event the Disposition has not occurred on or prior to March 31, 2001, on such date, and subject to receipt of approval from the applicable Gaming Authority, the Company shall cause ACLVI to enter into a guarantee substantially similar to the Guarantee; provided, that ACLVI has been required to similarly guarantee the Credit Agreement to the extent the Credit Agreement is then in effect.

          6.14 Limitation on Preferred Stock of Restricted Subsidiaries

          The Company will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company that is not a Guarantor.

SECTION 7 EVENTS OF DEFAULT

          If any of the following conditions or events ("Events of Default") shall occur and be continuing:

          7.1 Failure To Make Payments When Due

          Failure to pay (i) any installment of principal of the Loans when due and payable, whether at stated maturity, by acceleration, by notice of prepayment or otherwise (whether or not such payment is prohibited by Section 8 or Section 11), or (ii) any interest on the Loans when due and payable and such failure continues for a period of 30 days (whether or not such payment is prohibited by Section 8 or Section 11).

          7.2 Default in Other Agreements

          Failure of the Company or any of its Restricted Subsidiaries to pay at final maturity (giving effect to any applicable grace period and extensions thereof) the principal of any Indebtedness of the Company or of any of its Restricted Subsidiaries (other than Indebt edness referred to in Section 7.1) or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 30-day period described above has elapsed), aggregates $10,000,000 or more at any time.

          7.3 Breach of Certain Covenants

          Failure of the Company to perform or comply with any covenant, term or condition contained in Section 2.5A(ii), 2.5A(iv) or 6.5.

          7.4 Breach of Warranty

          Any representation or warranty in this Agreement or certification made by the Company pursuant to this Agreement or in any statement or certificate at any time given by the Company in writing pursuant hereto or thereto or in connection herewith shall be false or incorrect in any material respect on the date as of which made or deemed made.

          7.5 Other Defaults Under Agreement or Loan Documents

          The Company shall default in the performance of or compliance with any covenant, term or condition contained in this Agreement or the other Loan Documents (other than those covered by Section 7.1, 7.3, 7.4, or 7.10) and such default shall not have been remedied or waived in accordance with this Agreement within 30 days after the date of written notice specifying the default (and demanding that such default be remedied) from the holder or holders of not less than 25% in aggregate principal amount of the Loans then outstanding.

          7.6 Involuntary Bankruptcy; Appointment of Custodian, etc.

          A court of competent jurisdiction enters a Bankruptcy Order under any Bankruptcy Law that:

          (A) is for relief against the Company or any Material Subsidiary in an involuntary case or proceeding, or

          (B) appoints a Custodian of the Company or any Material Subsidiary for all or substantially all of its properties, or

          (C) orders the liquidation of the Company or any Material Subsidiary, and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

          7.7 Voluntary Bankruptcy; Appointment of Custodian, etc.

          The Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          (A) commences a voluntary case or proceeding, or

          (B) consents to the entry of a Bankruptcy Order for relief against it in an involuntary case or proceeding, or

          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

          (D) makes a general assignment for the benefit of its creditors or files a proposal or scheme of arrangement involving the rescheduling or composition of its indebtedness, or

          (E) consents to the filing of a petition in bankruptcy against it.

          7.8 Judgments and Attachments

          Any money judgment, writ or warrant of attachment, or similar process involving in any individual case or in the aggregate at any time an amount in excess of $10,000,000 (to the extent not covered by third-party insurance as to which the insurance company has acknowledged coverage) shall be entered or filed against the Company or any of its Restricted Subsidiaries and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 consecutive days.

0
                                      -87-

          7.9 Guarantee

          (i) Any Guarantee of a Material Subsidiary shall cease to be in full force or effect (other than by reason of release in accordance with its express terms), shall be declared to be null and void and unenforceable or shall be found to be invalid, or (ii) any Guarantor that is a Material Subsidiary shall deny or disaffirm such Guarantor's obligations under its Guarantee (other than by reason of release in accordance with the terms of this Agreement.)

          7.10 Foreclosure

          At any time prior to the Conversion Date, the agent under the Credit Agreement or any other party entitled to act thereunder commences judicial proceedings to foreclose on the collateral securing the Credit Agreement or exercises any right under applicable law or any instrument evidencing a security interest or other encumbrance in respect of such collateral to take ownership or effect the transfer of such collateral in lieu of foreclosure.

          7.11 Gaming Licenses

          Any gaming license of the Company or any of its Restricted Subsidiaries is revoked, terminated or suspended or otherwise ceases to be effective, resulting in the cessation or suspension of operation for a period of more than 90 days of the casino business of any casino-hotel owned, leased or operated directly or indirectly by the Company or any of its Significant Subsidiaries (other than any voluntary relinquishment of a gaming license if such relinquishment is, in the reasonable, good faith judgment of the Board of Directors of the Company, evidenced by a resolution of such Board, both desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Lender).

          THEN (i) upon the occurrence and during the continuation of any Event of Default described in the foregoing Section 7.6 or 7.7 with respect to the Company, all of the unpaid principal amount of and accrued interest on the Loans and all other outstanding Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and the commitments of the Lenders hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any Event of Default not referred to in clause (i), the Agent shall, upon written notice of the holder or holders of at least 25% in aggregate principal amount of the Loans then outstanding, by written notice to the Company and the Representative under the Credit Agreement specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), declare all of the unpaid principal amount of and accrued interest on the Loans and all other outstanding Obligations to be, and the same (x) shall forthwith become, due and payable, or
(y) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five business days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing, and the obligations of the Lenders hereunder shall thereupon terminate. Nevertheless, if at any time after acceleration of the maturity of the Loans, the Company shall pay all arrears of interest and all payments on account of the principal thereof which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Notes) and all Defaults and Events of Default (other than non-payment of principal of and accrued interest on the Loans and the Notes due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 12.6, then the Agent shall, upon written notice of the holders of at least a majority in aggregate principal amount of the Loans then outstanding, by written notice to the Company rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Default or impair any right consequent thereon.

SECTION 8 SUBORDINATION

          8.1 Securities Subordinated to Senior Debt

          Anything herein to the contrary notwithstanding, the Company, for itself and its successors, and each Lender agrees that the payment of all Loan Obligations owing to the Lenders is subordinated, to the extent and in the manner provided in this Section 8, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, of all Senior Debt Obligations (including the Senior Debt Obligations with respect to the Credit Agreement, whether outstanding on the Closing Date or thereafter incurred).

          This Section 8 shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

          8.2 Suspension of Payment When Senior Debt Is in Default

          (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt (including, without limitation, guarantees of the foregoing items which constitute Senior Debt) (a "Payment Default"), then no payment or distribution of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Loan Obligations or to acquire any of the Loans for cash or property or otherwise until such Payment Default (and all other Payment Defaults) shall have been cured or waived in accordance with the terms of the documentation governing the respective Senior Debt or ceased to exist or all Senior Debt with respect to which any Payment Default has occurred and is continuing shall have been discharged or paid in full in cash or Cash Equivalents.

          (b) If any event of default (other than a Payment Default) occurs and is continuing with respect to any Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof (a "Non- payment Default"), and if the Representative for the respective issue of Designated Senior Debt gives notice of the event of default to the Agent stating that such notice is a payment blockage notice (a "Payment Blockage Notice"), then during the period (the "Payment Blockage Period") beginning upon the delivery of such Payment Blockage Notice and ending on the earlier of the 180th day after such delivery and the date on which (x) all events of default with respect to all Designated Senior Debt have been cured or waived or cease to exist, (y) all Designated Senior Debt with respect to which any such event of default has occurred and is continuing is discharged or paid in full in cash or Cash Equivalents, or (z) the Agent receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period, neither the Company nor any other Person on its behalf shall (i) make any payment of any kind or character with respect to any Loan Obligations or (ii) acquire any of the Loans for cash or property or otherwise. Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 180 days from the date the applicable Payment Blockage Notice is received by the Agent and (y) only one such Payment Blockage Period may be commenced within any 360 consecutive days. For all purposes of this Section 8.2(b), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period ending after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Agent or the Lender when such payment is prohibited by the foregoing provisions of this Section 8.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Agent shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Agent shall be paid to the holders of Senior Debt.

          Nothing contained in this Section 8 shall limit the right of the Agent or the Lenders to take any action to accelerate the maturity of the Loans and all other Obligations pursuant to Section 7 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Lenders are entitled to receive any payment of any kind or character with respect to Loan Obligations.

          8.3 Loan Obligations Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization of Company

          (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its assets, whether voluntary or involuntary, all Senior Debt Obligations due or to become due shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations or for the acquisition of any of the Loans for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Lenders or the Agent would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Lenders or by the Agent if received by it, directly to the holders of Senior Debt or creditors of the Company whose obligations are not subordinated to Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

          (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trus-tee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of the Company's obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash or Cash Equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Section 8, with any turnover of payments as otherwise calculated pursuant to this
Section 8 to be made as if no such diminution had occurred.

          (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Lender when such payment or distribution is prohibited by this Section 8.3, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

          (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation, partnership, trust or limited liability company or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation, partnership, trust or limited liability company upon the terms and conditions provided in Section 6.5 and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Section 6.5.

          8.4 Payments May Be Paid Prior to Dissolution

          Nothing contained in this Section 8 or elsewhere in this Agreement shall prevent (i) the Company, except under the conditions described in Sections
8.2 and 8.3, from making payments at any time for the purpose of making payments of principal of and interest on the Loan Obligations, or from depositing with the Agent, any monies for such payments, or

(ii) in the absence of actual knowledge by the Agent that a given payment would be prohibited by Section 8.2 or 8.3, the application by the Agent of any monies deposited with it for the purpose of making such payments of principal of, and interest on, the Loan Obligations to the Lenders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable the Agent shall have actually received the written notice provided for in the first sentence of Section 8.2(b) (provided that, notwithstanding the foregoing, the Lenders receiving any payments made in contravention of Section 8.2 and/or 8.3 (and the respective such payments) shall otherwise be subject to the provisions of Section 8.2 and Section 8.3). The Company shall give prompt written notice to the Agent of any dissolution, winding-up, liquidation or reorganization of the Company, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

          8.5 Lenders To Be Subrogated to Rights of Holders of Senior Debt

          Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Lenders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Loan Obligations shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company, or by or on behalf of the Lenders by virtue of this Section 8, which otherwise would have been made to the Lenders shall, as between the Company and the Lenders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Section 8 are and are intended solely for the purpose of defining the relative rights of the Lenders, on the one hand, and the holders of Senior Debt, on the other hand.

          8.6 Loan Obligations of the Company Unconditional

          Nothing contained in this Section 8 or elsewhere in this Agreement is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Lenders, the obligation of the Company, which is absolute and unconditional, to pay to the Lenders the principal of and any interest on the Loan Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Lenders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent any Lender or the Agent on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 8, of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          8.7 Reliance on Judicial Order or Certificate of Liquidating Agent

          Upon any payment or distribution of assets of the Company referred to in this Section 8, the Agent, subject to the provisions of Section 9, and the Lenders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Agent or the Lenders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.

          8.8 Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt

          No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Agreement, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Agent, without incurring responsibility to the Agent or the Lenders and without impairing or releasing the subordination provided in this Section 8 or the obligations hereunder of the Lenders to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

          8.9 Lenders Authorize Agent To Effectuate Subordination of Loan Obligations

          Each Lender authorizes and expressly directs the Agent on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Lenders, the subordination provided in this
Section 8, and appoints the Agent its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Loan Obligations and accrued interest in the form required in those proceedings.

          If the Agent does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Lenders. Nothing herein contained shall be deemed to authorize the Agent or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Loan Obligations or the rights of any Lender thereof, or to authorize the Agent or the holders of Senior Debt or their Representative to vote in respect of the claim of any Lender in any such proceeding.

          8.10 This Section 8 Not To Prevent Events of Default

          The failure to make a payment on account of principal of or interest on the Loan Obligations by reason of any provision of this Section 8 will not be construed as preventing the occurrence of an Event of Default.

          8.11 Amendments or Modifications to Section 8

          Notwithstanding anything to the contrary contained in this Agreement, no amendment or modification to any provision of this Section 8 or the related definitions used herein (other than to cure any ambiguity, defect, mistake or inconsistency herein, so long as such amendment or modification does not adversely affect the rights of the holders of any Senior Debt then outstanding) shall be permitted without the consent of the "Required Lenders," as such term is used in the Credit Agreement to the extent the Credit Agreement is then in effect.

SECTION 9 THE AGENT

          9.1 Appointment

          Each Lender hereby irrevocably designates and appoints BTCo as its Agent to act as specified herein and in the other Loan Documents, and each Lender hereby irrevocably authorizes BTCo as the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Section 9. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Section 9 are solely for the benefit of the Agent and the Lenders, and neither the Company nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and the Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agent or trust with or for the Company or any of its Subsidiaries.

          9.2 Delegation of Duties

          The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care except to the extent otherwise required by Section 9.3.

          9.3 Exculpatory Provisions

          Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by them or such Person under or in connection with this Agreement or the other Loan Documents (except for their or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company, any of its Subsidiaries or any of their respective officers contained in this Agreement, any other Loan Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for any failure of the Company, any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascer-tain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of the Company or any of its Subsidiaries. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Company or any of its Subsidiaries to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

          9.4 Reliance by Agent

          The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any of its Subsidiaries), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. As between the Agent and the Lenders, the Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          9.5 Notice of Default

          The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has actually received notice from the Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Lenders holding in the aggregate more than 50% of the outstanding principal amount of Notes; provided that, as between the Agent and the Lenders unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6 Non-Reliance on Agent

          Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company and its Subsidiaries and made its own decision to make the Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company and its Subsidiaries. The Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Company or any of its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          9.7 Indemnification

          The Lenders agree to indemnify the Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Majority Lenders at such time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment in full of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby of any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Company or any of its Subsidiaries; provided that no Lender shall be liable to the Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful miscon-duct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 9.7 shall survive the payment in full of all Obligations.

          9.8 Agent in Its Individual Capacity

          The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries as though the Agent were not the Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent and the term "Lender" and "Lenders" shall include the Agent in its individual capacities.

          9.9 Resignation of the Agent; Successor Agent

          The Agent may resign as Agent upon 20 days' notice to the Lenders and the Company. Upon the resignation of the Agent, Lenders holding in the aggregate more than 50% of the outstanding principal amount of Notes shall appoint from among the Lenders a successor Agent which shall be a Qualified Person and which shall be a bank or a trust company for the Lenders subject to prior approval by the Company (such approval not to be unreasonably withheld or delayed), whereupon such successor Agent shall succeed to the rights, powers and duties of the resigning Agent, and the term "Agent" shall include such successor Agent effective upon its appointment, and the resigning Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of the Agent hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          9.10 Documentation Agent

          No Person listed on the signature pages hereto as a Documentation Agent shall have any obligations hereunder in its capacity as such.

SECTION 10 GUARANTEE

          10.1 Unconditional Guarantee

          Each Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee"), subject to Section 11, to each of the Lenders and to the Agent and their respective successors and assigns that (i) the principal of and interest on the Loans will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Loans and all other obligations of the Company to the Lenders or the Agent hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Loans or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.5. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Loans or this Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Lenders with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Loans, this Agreement and in this Guarantee. If any Lender or the Agent is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Agent or such Lender, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Lenders and the Agent, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7 for the purposes of this Guarantee, and (y) in the event of any acceleration of such obligations as provided in Section 7, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

          10.2 Subordination of Guarantee

          The obligations of each Guarantor to the Lenders and to the Agent pursuant to the Guarantee of such Guarantor and this Agreement are expressly subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Debt of such Guarantor, to the extent and in the manner provided in Section 11.

          10.3 Severability

          In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          10.4 Release of a Guarantor

          Upon (i) the release by the lenders under the Credit Agreement and related documents of all guarantees of a Guarantor and all Liens on the property and assets of such Guarantor relating to such Indebtedness, or (ii) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all its assets) to an entity which is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this Agreement (other than Section 2.5A), such Guarantor shall be deemed released from all obligations under this Section 10 without any further action required on the part of the Agent or any Lender; provided that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, such Indebtedness of the Company shall also terminate upon such release, sale or transfer.

          The Agent shall promptly deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.4. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Loans as provided in this Section 10.

          10.5 Limitation of Guarantor's Liability

          Each Guarantor and by its acceptance hereof each of the Lenders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Lenders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, but not limited to, the Guarantor Senior Debt of such Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.7, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

          10.6 Guarantors May Consolidate, etc., on Certain Terms

          (a) Nothing contained in this Agreement or in the Loans shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

          (b) Except as set forth in Section 6.5, nothing contained in this Agreement or in the Loans shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company or another Guarantor (whether or not affiliated with the Guarantor); provided that, subject to Sections 10.4 and 10.6(a), (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, and (ii) upon any such consolidation, merger, sale or conveyance, the Guarantee of such Guarantor set forth in this Section 10, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by an agreement or supplemental indenture reasonably satisfactory in form to the Agent, executed and delivered to the Agent, by the corporation formed by such consolidation, or into which the Guarantor shall have merged, or by the corporation that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by an agreement or supplemental indenture executed and delivered to the Agent and satisfactory in form and substance to the Agent of the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

          10.7 Contribution

          In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Obligations. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date

(other than liabilities of such Guarantor under Subordinated Indebtedness)), but excluding liabilities under the Guarantee, of such Guarantor at such date and
(y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liabilities of such Guarantor on its debts including, without limitation, Guarantor Senior Debt (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

          10.8 Waiver of Subrogation

                  Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Guarantee and this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Lender against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Loans shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall, subject to the provisions of Section 8, Section 10.2 and Section 11, forthwith be paid to the Agent for the benefit of such Lenders to be credited and applied upon the Loans, whether matured or unmatured, in accordance with the terms of this Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Section 10.8 is knowingly made in contemplation of such benefits.

          10.9 Evidence of Guarantee

          To evidence their guarantees to the Lenders set forth in this Section 10, each of the Guarantors hereby agrees to execute the notation of Guarantee in substantially the form included in Exhibit VIII. Each such notation of Guarantee shall be signed on behalf of each Guarantor by an Officer or an assistant Secretary.

          10.10 Waiver of Stay, Extension or Usury Laws

          Each Guarantor covenants that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its

Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 11 SUBORDINATION OF GUARANTEE OBLIGATIONS

          11.1 Guarantee Obligations Subordinated to Guarantor Senior Debt

          Anything herein to the contrary notwithstanding, each of the Guarantors, for itself and its successors, and each Lender agrees that the payment of all Guarantee Obligations of such Guarantor are subordinated, to the extent and in the manner provided in this Section 11, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, of all Guarantor Senior Debt Obligations of such Guarantor (including Guarantor Senior Debt Obligations with respect to the Credit Agreement, whether outstanding on the Closing Date or thereafter incurred).

          This Section 11 shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Guarantor Senior Debt, and such provisions are made for the benefit of the holders of Guarantor Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

          11.2 Suspension of Guarantee Obligations When Guarantor Senior Debt Is in Default

          (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Guarantor Senior Debt (including, without limitation, guarantees of the foregoing items which constitute Guarantor Senior Debt), then no payment or distribution of any kind or character shall be made by or on behalf of such Guarantor or any other Person on its or their behalf with respect to any Guarantee Obligations or to acquire any of the Loans for cash or property or otherwise until such Payment Default (and all other Payment Defaults) shall have been cured or waived in accordance with the terms of the documentation governing the respective Guarantor Senior Debt or ceased to exist or all Guarantor Senior Debt with respect to which any Payment Default has occurred and is continuing shall have been discharged or paid in full in cash or Cash Equivalents.

          (b) During any Payment Blockage Period (as determined in accordance with Section 8.2(b), including the limitations set forth therein), neither any Guarantor nor any other Person on any Guarantor's behalf shall (i) make any payment of any kind or character with respect to any Guarantee Obligations or (ii) acquire any of the Loans for cash or property or otherwise.

          (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Agent or any Lender when such payment is prohibited by the foregoing provisions of this Section 11.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Agent shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Debt, if any, received from the holders of Guarantor Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from a Guarantor and only amounts included in the information provided to the Agent shall be paid to the holders of Guarantor Senior Debt.

          11.3 Guarantee Obligations Subordinated to Prior Payment of All Guarantor Senior Debt on Dissolution, Liquidation or Reorganization of Such Guarantor

          (a) Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Guarantor or its property, whether voluntary or involuntary, all Guarantor Senior Debt Obligations due or to become due shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, before the Lenders shall be entitled to receive any payment or distribution of any kind or character on account of any Guarantee Obligations or for the acquisition of any of the Loans for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, to which the Lenders or the Agent would be entitled, except for the provisions hereof, shall be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Lenders or by the Agent if received by them, directly to the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash

Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Guarantor Senior Debt.

          (b) To the extent any payment of Guarantor Senior Debt (whether by or on behalf of a Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of any Guarantor's obligation to make any distribution or payment pursuant to any Guarantor Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Guarantor Senior Debt in cash or Cash Equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Section 11, with any turnover of payments as otherwise calculated pursuant to this Section 11 to be made as if no such diminution had occurred.

          (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Lender when such payment or distribution is prohibited by this Section 11.3, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

          (d) The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of a Guarantor following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in
Section 6.5 and as long as permitted under the terms of the Guarantor Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Guarantee of such Guarantor hereunder in accordance with Section 6.5.

          11.4 Payments May Be Paid Prior to Dissolution

          Nothing contained in this Section 11 or elsewhere in this Agreement shall prevent (i) any Guarantor, except under the conditions described in Sections 11.2 and 11.3, from making payments at any time for the purpose of making payments on Guarantee Obligations, or from depositing with the Agent any monies for such payments, or (ii) in the absence of actual knowledge by the Agent that a given payment would be prohibited by Section 11.2 or 11.3, the application by the Agent of any monies deposited with it for the purpose of making such payments on Guarantee Obligations to the Lenders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable the Agent shall have actually received the written notice provided for in the first sentence of Section 8.2(b) (provided that, notwithstanding the foregoing, the Lenders receiving any payments made in contravention of Sections 11.2 and/or 11.3 (and the respective such payments) shall otherwise be subject to the provisions of Section 11.2 and Section 11.3). Each Guarantor shall give prompt written notice to the Agent of any dissolution, winding-up, liquidation or reorganization of such Guarantor, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

          11.5 Lenders To Be Subrogated to Rights of Holders of Guarantor Senior Debt

          Subject to the payment in full in cash or Cash Equivalents of all Guarantor Senior Debt, the Lenders shall be subrogated to the rights of the holders of Guarantor Senior Debt of such Guarantor to receive payments or distributions of cash, property or securities of such Guarantor applicable to such Guarantor Senior Debt until all amounts owing on or in respect of the Guarantee Obligations shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of such Guarantor Senior Debt by or on behalf of such Guarantor, or by or on behalf of the Lenders by virtue of this Section 11, which otherwise would have been made to the Lenders shall, as between such Guarantor and the Lenders, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Debt, it being understood that the provisions of this Section 11 are and are intended solely for the purpose of defining the relative rights of the Lenders, on the one hand, and the holders of Guarantor Senior Debt, on the other hand.

          11.6 Guarantee Obligations of the Guarantors Unconditional

          Nothing contained in this Section 11 or elsewhere in this Agreement or in the Guarantees is intended to or shall impair, as among the Guarantors, their creditors other than the holders of Guarantor Senior Debt, and the Lenders, the obligation of the Guarantors, which is absolute and unconditional, to pay to the Lenders all amounts due and payable under the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Lenders and creditors of the Guarantors other than the holders of the Guarantor Senior Debt, nor shall anything herein or therein prevent any Lender or the Agent on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 11, of the holders of Guarantor Senior Debt in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy.

          11.7 Reliance on Judicial Order or Certificate of Liquidating

          Upon any payment or distribution of assets of a Guarantor referred to in this Section 11, the Agent, subject to the provisions of Section 9 hereof, and the Lenders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Agent or the Lenders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Debt and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 11.

          11.8 Subordination Rights Not Impaired by Acts or Omissions of the Guarantors or Holders of Guarantor Senior Debt

          No right of any present or future holders of any Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Agreement, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Agent, without incurring responsibility to the Agent or the Lenders and without impairing or releasing the subordination provided in this Section 11 or the obligations hereunder of the Lenders to the holders of Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt, or otherwise amend or supplement in any manner Guarantor Senior Debt, or any instrument evidencing the same or any agreement under which

Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against the Guarantors and any other Person.

          11.9 Lenders Authorize Agent To Effectuate Subordination of Guarantee Obligations

          Each Lender, by its acceptance of the Guarantee Obligations, authorizes and expressly directs the Agent on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Debt and the Lenders, the subordination provided in this
Section 11, and appoints the Agent its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of any Guarantor, the filing of a claim for the unpaid balance under its Guarantee Obligations and accrued interest in the form required in those proceedings.

          If the Agent does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Lenders. Nothing herein contained shall be deemed to authorize the Agent or the holders of Guarantor Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Guarantee Obligations or the rights of any Lender, or to authorize the Agent or the holders of Guarantor Senior Debt or their Representative to vote in respect of the claim of any Lender in any such proceeding.

          11.10 This Section 11 Not To Prevent Events of Default

          The failure to make a payment on account of principal of or interest on the Guarantee Obligations by reason of any provision of this Section 11 will not be construed as preventing the occurrence of an Event of Default.

          11.11 Amendments or Modifications to Section 11

          Notwithstanding anything to the contrary contained in this Agreement, no amendment or modification to any provision of this Section 11 or the related definitions used herein (other than to cure any ambiguity, defect, mistake or inconsistency herein, so long as such amendment or modification does not adversely affect the rights of the holders of any

Guarantor Senior Debt then outstanding) shall be permitted without the consent of the "Required Lenders," as such term is used in the Credit Agreement to the extent the Credit Agreement is then in effect.

SECTION 12 MISCELLANEOUS

          12.1 Representation of the Lenders

          Each Lender hereby represents that it is a commercial lender which makes loans in the ordinary course of its business and that it will make the Loans hereunder for its own account or the account of its affiliates in the ordinary course of such business.

          12.2 Participations in and Assignments of Loans and Notes

          A. Each Lender shall have the right at any time to sell, assign, transfer or negotiate (collectively, a "Syndication") all or any portion of its Notes or its Loan Commitment in an aggregate amount of not less than $1,000,000 to any Eligible Assignee, other than to an Eligible Assignee which has, or has an Affiliate which has, a principal line of business similar to any principal line of business of the Company or any of its Subsidiaries. In the case of any sale, transfer or negotiation of all or part of the Notes or any Loan Commitment authorized under this Section 12.2A, the assignee, transferee or recipient shall become a party to this Agreement as a Lender by execution of an assignment and assumption agreement; provided that (i) at such time Section 2.1A or 2.2A, as the case may be, shall be deemed modified to reflect the Loan Commitment of such new Lender and of the existing Lenders, (ii) upon surrender of the Notes, new Notes will be issued to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of Section 2.1D or 2.2E, as the case may be (with appropriate modifications), to the extent needed to reflect the revised Loan Commitment, and (iii) the Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500; and provided, further, that such transfer or assignment will not be effective until recorded by the Agent on the Register pursuant to Section 5.15. To the extent of any assignment pursuant to this Section 12.2A, the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Loan Commitment, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Lender with respect to such Notes or Loan Commitment, including, without limitation, the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of a Lender. At the time of each assignment pursuant to this Section 12.2A to an Eligible Assignee which is not already a Lender hereunder and which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for Federal income tax purposes, the respective Eligible Assignee shall provide to the Company and the Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 12.2D(ii) Certificate) described in
Section 12.2D.

          B. Each Lender may grant participations in all or any part of its Notes or its Loan Commitment in an aggregate amount of not less than $1,000,000 to any Eligible Assignee.

          C. Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loan and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

          D. Each Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.2A (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer) and that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) agrees to deliver to the Company and the Agent, on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Company and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Company and the Agent of its inability to deliver any such Form or Certificate. Subject to Section 12.2A and the immediately succeeding sentence, the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder or made on any other Loan Document for the account of any Lender which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Company U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 12.2D and except as set forth in Section 12.2A, the Company agrees to pay additional amounts and to indemnify and hold harmless each Lender (without regard to the identity of the jurisdiction requiring the deduction or withholding), and reimburse such Lender upon its written request, in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the date of any assignment or transfer in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

          E. Subject to the last sentence of this Section 12.2E, each Lender agrees that all participations and assignments made hereunder shall be subject to, and made in compliance with, all Gaming Regulations applicable to lenders. The Company hereby acknowledges that unless the Company has provided the Lenders with a written opinion of counsel as to the suitability standards applicable to lenders of any relevant Gaming Authority with jurisdiction over the gaming business of the Company and its Subsidiaries, no Lender shall have the responsibility of determining whether or not a potential assignee of such Lender would be a Qualified Person under the Gaming Regulations of any such jurisdiction

          12.3 Expenses

          Whether or not the transactions contemplated hereby shall be consummated (but other than with respect to the sale of Demand Take-Out Securities, the fees and expenses in connection with which will be payable as is customary in such transactions), the Company agrees to promptly pay (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and all the costs of furnishing all opinions by counsel for the Company (including without limitation any opinions reasonably requested by the Lenders as to any legal matters arising hereunder), all the actual reasonable costs and expenses of the Agent (including, without limitation, the reasonable fees and disbursements of Cahill Gordon & Reindel and local counsel) in connection with its syndication efforts with respect to the Loan Docu ments and of the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) the reasonable fees, reasonable expenses and reasonable disbursements of counsel to the Lenders in connection with the negotiation, preparation, execution and syndication of the Loan Documents and the Loans hereunder, and any amendments, modifications and waivers hereto or thereto and consents to departures from the terms hereof and thereof; and (iii) after the occurrence of an Event of Default, all costs and expenses (including actual and reasonable attorneys fees and costs of settlement) incurred by the Lenders or the Agent in enforcing any Obligations of or in collecting any payments due from the Company hereunder or under the Notes by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

          12.4 Indemnity

          In addition to the payment of expenses pursuant to Section 12.3, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to indemnify, pay and hold each of the Lenders, the Agent and any holder of any of the Notes, and each of their respective officers, directors, employees, agents, representatives and affiliates (collectively called the "Indemnitees"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated as a party thereto), which may be suffered by, imposed on, incurred by, or asserted against that Indemnitee, in any manner resulting from, connected with, in respect of, relating to or arising out of this Agreement, the other Loan Documents, the Commitment Letter, the Lenders' agreements to make the Loans or the use or intended use of any of the proceeds of the Loans hereunder, the issuance of the Exchange Notes or the Take-Out Securities or the Acquisitions (the "Indemnified Liabilities"); provided that the Company shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities
(i) to the extent such liabilities are finally judicially determined to have resulted solely from (A) the gross negligence, bad faith or recklessness of that Indemnitee or (B) the failure of such Indemnitee to perform its obligations under any Loan Document or (C) such Indemnitee's violation of law or (ii) in connection with the obligations of any Indemnitee under any Loan Document or for any transfer fees. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

          12.5 Setoff

          Subject to Section 8, in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender, each Agent and each subsequent holder of any Note are hereby authorized by the Company at any time or from time to time, without notice to the Company, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts or any other accounts held for the benefit of another Person) and any other Indebtedness at any time held or owing by such Person or any such subsequent holder to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to such Person or such subsequent holder under this Agreement and the Notes, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or the Notes, irrespective of whether or not
(a) such Person or such subsequent holder shall have made any demand hereunder or (b) such Person or such subsequent holder shall have declared the principal of or the interest on its portion of the Loans and its Notes and other amounts due hereunder to be due and payable as permitted by Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

          12.6 Amendments and Waivers

          No amendment, modification, termination or waiver of any term or provision of this Agreement, of the Notes, any Guarantee or, prior to the execution and delivery thereof, of the form of the Registration Rights Agreement or the form of the Senior Subordinated Indenture, or consent to any departure by the Company or any Guarantor therefrom, shall in any event be effective without the prior written concurrence of the Company or such Guarantor, as the case may be, and the Majority Lenders; provided that without the prior written consent of each Lender affected, an amendment, modification, termination or waiver of this Agreement, any Notes, any Guarantee, and, prior to the execution and delivery thereof, of the form of Registration Rights Agreement or the form of Senior Subordinated Indenture or consent to departure from a term or provision hereof or thereof may not: (i) reduce the principal amount of Notes whose holders must consent to any such amendment, modification, termination, waiver or consent;
(ii) reduce the rate of or extend the time for payment of principal or interest on any Note (other than an extension of the Conversion Date; provided that such extension shall not be beyond the Maturity Date); (iii) reduce the principal amount of any Note; (iv) make any Note payable in money other than that stated in the Note; (v) make any change in Section 2.5A(iv) or in the definition of Change of Control, in the last paragraph of Section 7 or in Section 8.5, 11.5 or 12.6; (vi) modify the provisions of Section 8 or Section 11 or any of the defined terms related thereto in any manner adverse to the Lenders; or (vii) waive per formance by the Company of its obligations under, or consent to any departure from any of the terms and provisions of, Section 2.5A(iv); and provided, further, that without the consent of the Agent, no such amendment, modification, termination or waiver may amend, modify, terminate or waive any provision of Section 9 as the same applies to the Agent or any other provision of this Agreement as it relates to the rights or obligations of the Agent. No amendment, modification or waiver of any provision of this Agreement, the Notes, any Guarantee or the form of the Senior Subordinated Indenture shall adversely affect the rights of the holders of Senior Debt or the holders of Guarantor Senior Debt without their consent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this
Section 12.6 shall be binding upon each holder of the Notes at the time outstanding, each further holder of the Notes, and, if signed by the Company or a Guarantor, on the Company and such Guarantor. In addition to the provisions contained in this Section 12.6, the provisions of Sections 8.10 and 11.11 shall apply with respect to amendments or modifications of the subordination provisions contained in Sections 8 and 11, respectively.

          12.7 Independence of Covenants

          All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

          12.8 Entirety

          The Loan Documents and the Commitment Letter embody the entire agreement of the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

          12.9 Notices

          Unless otherwise provided herein, any notice or other communications herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex against receipt of answer back or four Business Days after depositing it in the mail, registered or certified, with postage prepaid and properly addressed; provided that notices shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 12.9 (at which time notice of a change thereof shall also be delivered to the adminis trative agent under the Credit Agreement and the Representative for any other Designated Senior Debt)) shall be set forth under each party's name on the signature pages hereto.

          12.10 Survival of Warranties and Certain Agreements

          A. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Commitment Letter, the making of the Loans hereunder and the execution and delivery of the Notes and, notwithstanding the making of the Loans, the execution and delivery of the Notes or any investigation made by or on behalf of any party, shall continue in full force and effect. The closing of the transactions herein contemplated shall not prejudice any right of one party against any other party in respect of anything done or omitted hereunder or in respect of any right to damages or other remedies.

          B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in Sections 12.3, 12.4, 12.14, 12.15, 12.17,

12.19 and 12.22 shall survive the payment of the Loans and the Notes and the termination of this Agreement.

          12.11 Failure or Indulgence Not Waiver; Remedies Cumulative

          No failure or delay on the part of the Agent or any Lender or any holder of any Note in the exercise of any power, right or privilege hereunder, under a Guarantee or under the Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement, under a Guarantee or the Notes are cumulative to and not exclusive of any rights or remedies otherwise available.

          12.12 Severability

          In case any provision in or obligation under this Agreement, under a Guarantee or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          12.13 Headings

          Section and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          12.14 Applicable Law

          THIS AGREEMENT, EACH GUARANTEE AND THE NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

          12.15 Successors and Assigns; Subsequent Holders of Notes

          This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. The terms and provisions of this Agreement and each Guarantee shall inure to the benefit of any assignee or transferee of the Notes pursuant to Section 12.2A, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. In determining whether the holders of a sufficient aggregate principal amount of the Loans shall have consented to any action under this Agreement, any amount of the Loans owned or held by the Company, any Guarantor or any of their respective Affiliates shall be disregarded. The Company's rights or any interest therein hereunder may not be assigned without the prior express written consent of each of the Lenders.

          12.16 Counterparts; Effectiveness

          This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and delivery thereof to the Agent or, in the case of the Lenders, written telex or facsimile notice or telephonic notification (confirmed in writing) of such execution and delivery. The Agent will give the Company and each Lender prompt notice of the effectiveness of this Agreement.

          12.17 Consent to Jurisdiction; Venue; Waiver of Jury Trial

          A. Any legal action or proceeding with respect to this Agreement, any Note or any Guarantee may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties to this Agreement hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement, the Notes or the Guarantees brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties to this Agreement irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its respective address for notices pursuant to
Section 12.9, such service to become effective 30 days after such mailing. To the extent permitted by law, each of the parties to this Agreement hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any Note or any Guarantee that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any party to this Agreement to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any party in any other jurisdiction.

          B. Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement, the Notes or the Guarantees brought in the courts referred to in clause A above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          C. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Notes or the Guarantees or the transactions contemplated hereby or thereby.

          12.18 Payments by Agent

          A. The Agent agrees that promptly after its receipt of each payment of any interest or premium on or principal of the Notes from or on behalf of the Company or any Guarantor, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective pro rata shares, if any, of such payment.

          B. Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Company to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that, if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          12.19 Taxes

          A. Any and all payments by the Company hereunder or under any of the other Loan Documents shall be made free and clear of and without deduction or withholding for any and all present or future Taxes, unless such Taxes are required by law or the administration thereof to be deducted or withheld and excluding (i) in the case of each Lender and the Agent, Taxes imposed on its net income and franchise taxes imposed on it by the jurisdiction under the laws of which such Person is organized or any political subdivision thereof, (ii) in the case of each such Lender and the Agent, any Taxes that are in effect and that would apply to a payment to such Person, as applicable, as of the Closing Date, and (iii) if any Person acquires any interest in this Agreement (a "Transferee"), any Taxes to the extent that they are in effect and would apply to a payment to such Transferee as of the date of the acquisition of such interest, as the case may be (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If the Company shall be required by Law or the administration thereof to deduct or withhold any Covered Taxes from or in respect of any sum payable hereunder or under any other Loan Document, (a) unless such requirement results from the failure of the payee to perform its obligations under Section 12.2D, the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this paragraph), the Lender receives an amount equal to the sum it would have received if no such deduction or withholding had been made; (b) the Company shall make such deductions or withholdings; and (c) the Company forthwith shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable Law.

          B. The Company agrees to pay forthwith any present or future stamp documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies being herein referred to as "Other Taxes") imposed by any jurisdiction (or any political subdivision or taxing authority thereof or therein) which arise from any payment made by the Company hereunder or under any of the other Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents.

          C. The Company agrees to indemnify the Agent and each of the Lenders for the full amount of Covered Taxes or Other Taxes not deducted or withheld and paid by the Company in accordance with Sections 12.19A and 12.19B to the relevant taxation or other authority and any Taxes other than Covered Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Company under this Section 12.19 paid by the Lender or the Agent and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not any such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Agent or such Lender makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes and evidence of payment thereof submitted to the Company shall be prima facie evidence, absent manifest error, of the amount due from the Company to the Agent or such Lender.

          D. The Company shall furnish to the Agent and each of the Lenders the original or a certified copy of a receipt evidencing any payment of Taxes or Other Taxes made by the Company as soon as such receipt becomes available.

          E. The provisions of this Section 12.19 shall survive the termination of the Agreement and repayment of all Obligations.

          12.20 Waiver of Stay, Extension or Usury Laws

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Loans as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

          12.21 Requirements of Law

          If at any time after the Closing Date any Lender reasonably determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Loans hereunder or its obligations hereunder, then the Company and each of its Subsidiaries jointly and severally agree to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such Lender's reasonable good faith determination of compensation owing under this
Section 12.21 shall, absent demonstrable error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 12.21, will give written notice thereof to the Company (a copy of which shall be sent by such Lender to the Agent), which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Company's or its Subsidiaries' obligations to pay additional amounts pursuant to this Section 12.21 upon the subsequent receipt of such notice.

          12.22 Confidentiality

          A. Subject to the provisions of clause B of this Section 12.22, each Lender agrees that it will use its best efforts not to disclose without the prior consent of the Company (other than to its Affiliates, employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 12.22 to the same extent as such Lender) any information with respect to the Company or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Loan Document and which is designated by the Company or any of the Guarantors to the Lenders in writing as confidential, provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors,
(c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or any interest therein by such Lender; provided that such prospective transferee agrees to provisions substantially the same as those contained in this Section 12.22.

          B. Each of the Company and the Guarantors hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to the Company or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Company and its Subsidiaries); provided such Persons shall be subject to the provisions of this Section 12.22 to the same extent as such Lender.

          12.23 Application of Gaming Regulations

          This Agreement is subject to the Gaming Regulations and laws involving the sale and distribution of liquor (the "Liquor Laws"). Without limiting the foregoing, the Agent and the Lenders acknowledge that (i) they are subject to being called forward by the Gaming Authorities or the government authorities enforcing the Liquor Laws, in their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers in or under this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Regulations and Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite Gaming Authorities. The Agent and the Lenders agree to cooperate with all Gaming Authorities in connection with the provision of such documents or other information as may be requested by such Gaming Authorities.

          12.24 Post-Closing Actions

          Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the parties hereto acknowledge and agree that on the Closing Date, (i) restrictions on transfers and agreements not to encumber stock of ACLVI and Cactus Pete's Inc. shall be inapplicable, and (ii) ACLVI shall not be required by this Agreement or any other Loan Document to become a Guarantor. The Company hereby agrees that the Company shall use its commercially reasonable efforts to obtain the necessary approvals from the applicable Gaming Authority in order to cause the restrictions on transfers and agreements not to encumber stock of ACLVI and Cactus Pete's Inc. to be applicable by no later than March 31, 2001.

          In addition, the parties hereto acknowledge that certain notice filings with respect to the Transactions need to be completed following the Closing Date pursuant to the Gaming Regulations applicable to the Company and its Subsidiaries. The Company agrees to complete all such filings in a timely manner and to notify the Agent upon the completion thereof.

          All provisions of this Agreement and the other Loan Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions and the satisfaction of the conditions described above within the time periods required hereby (and, rather than as otherwise provided in the Loan Documents)); provided, that to the extent any representation and warranty would not be true because the foregoing actions were not taken, or conditions were not satisfied, on the Closing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken or condition is satisfied (or was required to be taken or satisfied) in accordance with the foregoing provisions of this Section 12.24.

          WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


                                    COMPANY:

                                    AMERISTAR CASINOS, INC.


                                    By:    /s/ Thomas M. Steinbauer
                                           -----------------------------------
                                           Name: Thomas M. Steinbauer
                                           Title:   Senior Vice President and
                                                        Chief Financial Officer


                                    Notice Address:
                                           3773 Howard Hughes Parkway
                                           Suite 490
                                           Las Vegas, Nevada  89109
                                           Attention:  Chief Financial Officer

                                    Telephone:      (702) 567-7000
                                    Telecopy:       (702) 369-8860

                                    SUBSIDIARY GUARANTORS:

                                    AMERISTAR CASINO COUNCIL BLUFFS, INC.
                                    AMERISTAR CASINO VICKSBURG, INC.
                                    AMERISTAR CASINO ST. LOUIS, INC.
                                    AMERISTAR CASINO KANSAS CITY, INC.
                                    AMERISTAR CASINO ST. CHARLES, INC.
                                    CACTUS PETE'S, INC.
                                    A.C. FOOD SERVICES, INC.


                                    By:    /s/ Thomas M. Steinbauer
                                           ------------------------------------
                                           Name: Thomas M. Steinbauer
                                           Title:   Vice President


                                    Notice Address for all Guarantors:

                                           c/o Ameristar Casinos, Inc.
                                           3773 Howard Hughes Parkway
                                           Suite 490
                                           Las Vegas, Nevada  89109
                                           Attention: Chief Financial Officer

                                    Telephone:      (702) 567-7000
                                    Telecopy:       (702) 369-8860

                                     AGENT:

                                     BANKERS TRUST COMPANY


                                     By:    /s/ Clay Desjardins
                                            ----------------------------------
                                            Name: Clay Desjardins
                                            Title:   Managing Director

                                     Notice Address for Agent:

                                            One Bankers Trust Plaza
                                            130 Liberty Plaza
                                            New York, New York  10006
                                            Attention:  Chris Cicardo

                                            with a copy to:

                                            Deutsche Bank Securities Inc.
                                            31 West 52nd Street, 3rd Floor
                                            New York, New York  10019
                                            Attention:  Chris Cicado

                                     Telephone:  (212) 250-2500
                                     Telecopy:   (212) 250-6314

                                     LENDER:

Commitment:  $225,000,000            BANKERS TRUST CORPORATION


                                     By:    /s/ Clay Desjardins
                                            -----------------------------------
                                            Name: Clay Desjardins
                                            Title:   Managing Director

                                     Notice Address:

                                            One Bankers Trust Plaza
                                            130 Liberty Plaza, 29th Floor
                                            New York, New York  10006
                                            Attention:  Chris Cicardo

                                            with a copy to:

                                            Deutsche Bank Securities Inc.
                                            31 West 52nd Street, 3rd Floor
                                            New York, New York  10019
                                            Attention:  Paul Whyte

                                     Telephone:  (212) 250-2500
                                     Telecopy:   (212) 250-6314

Commitment:  $75,000,000              BEAR STEARNS CORPORATE LENDING, INC.


                                      By:    /s/ Keith C. Barnish
                                             ----------------------------------
                                             Name: Keith Barnish
                                             Title:   Authorized Signatory

                                      Notice Address:

                                      245 Park Avenue
                                      New York, New York 10167
                                      Attention: Victor F. Bulzacchelli
                                      Telephone: (212) 272-3042
                                      Telecopy: (212) 250-9184